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FILED PURSUANT TO RULE 424(b)(5)
FILE NUMBER 333-190361

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 21, 2013)

$60,000,000

5.625% Fixed to Floating Rate Subordinated Notes due June 25, 2030

         We are offering $60,000,000 in aggregate principal amount of our 5.625% Fixed to Floating Rate Subordinated Notes due 2030, which we refer to as the notes. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, and unless previously redeemed, will mature on June 25, 2030. Unless previously redeemed, the notes will bear interest (i) from, and including, June 25, 2015 to, but excluding, June 25, 2025, at a fixed rate of 5.625% per year, and (ii) from, and including, June 25, 2025 to, but excluding, the stated maturity date at an annual floating rate equal to three-month LIBOR, as determined quarterly on the determination date for the applicable interest period, plus 317 basis points (3.17%). We will pay interest on the notes on June 25 and December 25 of each year, commencing December 25, 2015, through June 25, 2025, and thereafter on March 25, June 25, September 25 and December 25 of each year through the stated maturity date or any earlier redemption date, all as more fully described under "Description of the Notes—Interest Rate and Interest Payment Dates" in this prospectus supplement. Subject to the prior approval of the Board of Governors of the Federal Reserve (the "Federal Reserve"), we may redeem the notes in whole or in part on June 25, 2025 and on any interest payment date thereafter at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. In addition, at any time any notes remain outstanding, subject to the prior approval of the Federal Reserve, we may redeem the notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, the redemption date, upon the occurrence of (i) a "Tax Event," (ii) a "Tier 2 Capital Event" or (iii) a "1940 Act Event," each as more fully described under "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement. There is no sinking fund for the notes and the notes will not be listed on any national securities exchange or included in any automated dealer quotation system.

         The notes will be our unsecured obligations and will be subordinated in right of payment to all our existing and future senior indebtedness, whether secured or unsecured. The notes will not be obligations of, and will not be guaranteed by, any of our subsidiaries, including our bank subsidiary, CoBiz Bank. Because CoBiz Financial Inc. is a holding company, our cash flows and consequent ability to service our obligations, including the notes, are dependent on distributions and other payments to us by our subsidiaries, including CoBiz Bank, and funds raised by us from borrowings or in the capital markets. Accordingly, our right to receive any assets of our subsidiaries, including CoBiz Bank, upon their insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, and the consequent right of the holders of the notes to participate in the distribution of those assets, will be effectively subordinated to the claims of our subsidiaries' creditors, including depositors at CoBiz Bank, and preferred equity holders, if any.

         See "Risk Factors" beginning on page S-11 of this prospectus supplement, as well as the risk factors included in the accompanying prospectus and "Item 1A—Risk Factors" beginning on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by reference herein, to read about the risks you should consider before investing in notes.

	Per Note	Total

Public offering price	100.00%	$60,000,000

Underwriting discounts and commissions	1.25%	$750,000

Proceeds to us (before expenses)	98.75%	$59,250,000

         The notes are not savings accounts, deposits or other obligations of any of CoBiz Bank or any of our other subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality. The notes are subject to investment risk, including possible loss of principal.

         Neither the Securities and Exchange Commission nor any state or other securities regulator has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters expect to deliver the notes in book-entry only form, through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about June 25, 2015 against payment in immediately available funds.

J.P. Morgan	Keefe, Bruyette & Woods A Stifel Company

The date of this prospectus supplement is June 22, 2015.

Prospectus Supplement

Prospectus

S-i

S-ii

        You should rely only on the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and any free writing prospectus we have authorized. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information and, if such information is provided to you, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and the accompanying prospectus may only be used in jurisdictions where it is legal to offer and sell the notes. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the notes are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement and the accompanying prospectus does not extend to you.

        You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement or the accompanying prospectus or any free writing prospectus we have authorized is accurate only as of the date of such document or such earlier date specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

        The terms "we," "us," "our," "CoBiz" or the "Company" in this prospectus supplement refer to CoBiz Financial Inc. and its subsidiaries, including CoBiz Bank, unless the context otherwise requires, including without limitation that all of such terms when used in reference to the notes or any outstanding debt or other liabilities or equity in the "Summary," "Risk Factors" and "Description of the Notes" shall refer to CoBiz Financial Inc. only and not to any of its subsidiaries.

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a shelf registration process. Under this shelf registration process, we may from time to time offer notes and other securities. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities and other information you should consider before making a decision to invest in the notes. This prospectus supplement may add, update and change, and therefore supersede, information contained in the accompanying prospectus or in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under "Incorporation of Certain Documents By Reference" before making a decision to invest in the notes. To the extent the information contained in this prospectus supplement, on the one hand, is inconsistent with any information contained in the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control.

        This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Directive as implemented in Member States of the European Economic Area. This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the notes will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes. Accordingly, any person making or intending to make any offer within the European Economic Area of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for us or any underwriter to produce a prospectus for such offers. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by underwriters or their affiliates which constitute the final placement of the notes contemplated by this prospectus supplement and the accompanying prospectus.

S-iii

        The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of the contents thereof.

S-iv

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain forward-looking statements that describe our future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "would," "could" or "may." Forward-looking statements speak only as of the date they are made.

        Such risks and uncertainties include, among other things:

  •
  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

  •
  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

  •
  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

  •
  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our financial results and prospects.

  •
  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

  •
  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

  •
  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

  •
  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect financial results and prospects.

  •
  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers' businesses.

  •
  The risks identified under "Risk Factors" in Item 1A of our annual report on Form 10-K for the year ended December 31, 2014.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-v

 SUMMARY

        This summary highlights selected information from this prospectus supplement and the accompanying prospectus, but is not complete and does not contain all of the information that you should consider before making a decision to invest in our notes. This overview is qualified by the more detailed information and financial statements and notes appearing elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Company Overview

        We are a diversified financial services company headquartered in Denver, Colorado. Through our subsidiary companies, we combine elements of personalized service found in community banks with sophisticated financial products and services traditionally offered by larger regional banks that we market to our targeted customer base of professionals, high-net-worth individuals and small to mid-sized businesses. At March 31, 2015, we had total assets of $3.1 billion, net loans of $2.4 billion and deposits of $2.5 billion. We were incorporated in Colorado on February 19, 1980.

        Our wholly-owned subsidiary CoBiz Bank, or the Bank, is a full-service business banking institution serving two markets, Colorado and Arizona. In Colorado, the Bank operates under the name Colorado Business Bank and has 13 locations, including nine in the Denver metropolitan area, and one each in Boulder, Colorado Springs, Fort Collins and Vail. In Arizona, the Bank operates under the name Arizona Business Bank and has six locations serving the Phoenix metropolitan area and the surrounding area of Maricopa County. Each of the Bank's locations is led by a local president with substantial decision-making authority. We focus on attracting and retaining high-quality personnel by maintaining an entrepreneurial culture and a decentralized business approach. We centrally support our bank and fee-based businesses with back-office services from our downtown Denver offices.

        Our banking products are complemented by our fee-based business lines. Through a combination of internal growth and acquisitions, our fee-based business lines have grown to include employee benefits brokerage and consulting, insurance brokerage and wealth management services. We believe offering such complementary products allows us to both broaden our relationships with existing customers and attract new customers to our core business.

        Our executive offices are located at 821 Seventeenth Street, Denver, Colorado 80202, our telephone number is (303) 312-3400.

Business Strategy

        We provide a diverse menu of financial solutions and products to our targeted customer base. Our services include:

  •
  Business banking, which includes traditional lending and deposit products and cash management and treasury products, offered through the Bank

  •
  Wealth management services offered through CoBiz Investment Management, LLC

  •
  Insurance brokerage and consulting offered through CoBiz Insurance, Inc.

        Our primary strategy is to differentiate ourselves from our competitors by providing our local presidents with substantial decision-making authority in developing their respective markets, and expanding our products and services to build long-term relationships that meet the needs of small to mid-sized businesses, business owners and professionals in high-growth Western markets. In all areas of our operations, we focus on attracting and retaining the highest-quality personnel by maintaining an environment which allows our employees to effectively respond to customer needs and manage those relationships. In order to realize our strategic objectives, we are pursuing the following strategies:

        Organic growth.    We believe the Colorado and Arizona markets provide us with significant long-term opportunities for internal growth. These markets continue to be dominated by a number of large regional and national financial institutions. We believe this consolidation has created gaps in the banking industry's ability to serve certain customers in these market areas because small- and medium-sized businesses often are not large enough to warrant significant marketing focus and customer service from large banks. In addition, we believe these banks often do not satisfy the needs of professionals and high-net-worth individuals who desire personal attention from experienced bankers. Similarly, we believe many of the remaining community banks in the region do not provide the sophisticated banking products and services such customers require. Through our ability to combine personalized service, experienced personnel who are established in their community, sophisticated technology and a broad product line, we believe we will continue to achieve internal growth by attracting customers currently banking at both larger and smaller financial institutions and by expanding our business with existing customers.

        The following table details the Company's market share of deposits in Colorado and Arizona, as well as other banks headquartered in our market areas and out-of-state banks as reported by SNL Financial, and based on data collected by the FDIC, at June 30, 2014 and 2013.

	June 30, 2014		June 30, 2013
Market share	Colorado %	Arizona %	Colorado %	Arizona %
CoBiz Bank	1.66%	0.52%	1.55%	0.47%
Other in-state banks	32.93%	9.94%	33.38%	9.56%
Out-of-state banks	65.41%	89.54%	65.07%	89.97%

Total	100.00%	100.00%	100.00%	100.00%

Deposit market share rank	12th	17th	12th	17th

        The following table details the Company's deposit market share by Metropolitan Statistical Area (MSA):

	June 30, 2014		June 30, 2013
MSA	Deposit Market Share Rank	Market Share %	Deposit Market Share Rank		Market Share %
Denver-Aurora-Lakewood, CO	8th	2.32%	9th		2.13%
Boulder, CO	9th	3.56%	10th		3.47%
Edwards, CO	8th	1.92%	8th		2.13%
Fort Collins, CO	29th	0.03%	NA	(1)	NA (1)
Colorado Springs, CO	38th	0.01%	NA	(1)	NA (1)
Phoenix-Mesa-Glendale, AZ	14th	0.70%	16th		0.65%

(1)
The Fort Collins and Colorado Springs locations opened during 2014.

        Loan portfolio growth and diversification.    We have emphasized expanding our overall loan products in recent years in order to diversify and grow the loan portfolio. In recent years, we have introduced jumbo mortgage lending, public financing, Small Business Administration lending, structured-finance lending and a niche focused on healthcare lending. The addition of these products has enabled the Bank to continue to grow its loan portfolio in a competitive and challenging environment.

        Establishing strong brand awareness.    We have developed a cohesive and comprehensive approach to our internal and external communications efforts to leverage the power of each subsidiary as part of the larger company. Our brand platform has unified the look and feel of the CoBiz identity across the Company. With a target market that is similar across subsidiaries, our strong brand awareness helps generate cross-sell opportunities while strengthening client relationships.

        Expanding existing banking relationships.    We are normally not a transactional lender and typically require that borrowers enter into a multiple-product banking relationship with us, including deposits and treasury management services, in connection with the receipt of credit from the Bank. We believe such relationships provide us the opportunity to introduce our customers to a broader array of the products and services offered by us and generate additional noninterest income. In addition, we believe this philosophy aids in customer retention.

        Maintaining asset quality.    We seek to maintain asset quality through a program that includes regular reviews of loans and ongoing monitoring of the loan portfolio by a loan review department that reports to the Chief Operations Officer of the Company but submits reports directly to the Audit Committee of our Board of Directors. At March 31, 2015, our ratio of nonperforming loans to total loans was 0.25%, compared to 0.49% at March 31, 2014 and 0.38% at December 31, 2014.

        Controlling interest rate risk.    We seek to control our exposure to changing interest rates by attempting to maintain an interest rate profile within a narrow range around an earnings neutral position. An important element of this focus has been to emphasize variable-rate loans and investments funded by deposits that also mature or reprice over periods of 12 months or less. We have also incorporated interest rate floors in many of our variable rate loans to set a higher initial rate in this low rate environment. We actively monitor our interest rate profile in regular meetings of our Asset-Liability Management Committee.

        Focus on cost efficiencies.    We have heavily invested in our current infrastructure in order to efficiently process and record transactions across all of our business units. As we move forward, we plan to maintain a focus on expense management.

        Expansion.    We intend to continue to explore acquisitions of financial institutions or financial service entities within our market areas. However, the focus of our approach to expansion is predicated on recruiting key personnel to lead new initiatives. While we normally consider an array of new locations and product lines as potential expansion initiatives, we will generally proceed only upon identifying quality management personnel with a loyal customer following in the community or experienced in the product line that is the target of the initiative. We believe focusing on individuals who are established in their communities and experienced in offering sophisticated financial products and services will enhance our market position and add growth opportunities. In 2014 we opened bank locations in two new markets in Colorado, Fort Collins and Colorado Springs.

 THE OFFERING

Issuer	CoBiz Financial Inc.
Securities offered	5.625% Fixed to Floating Rate Subordinated Notes due June 25, 2030.
Aggregate principal amount	$60,000,000
Maturity date	June 25, 2030, unless previously redeemed.
Interest rate

Unless previously redeemed, the notes will bear interest (i) from, and including, the original issuance date to, but excluding, June 25, 2025, at a fixed rate equal to 5.625% per year and (ii) from, and including, June 25, 2025, at an annual floating rate equal to three-month LIBOR, as determined quarterly on the determination date for the applicable interest period, plus 317 basis points (3.17%). See "Description of the Notes—Interest Rate and Interest Payment Dates" in this prospectus supplement.

Interest payment dates

Interest on the notes will be payable on June 25 and December 25 of each year, commencing December 25, 2015, through June 25, 2025, and thereafter on March 25, June 25, September 25 and December 25 of each year through the stated maturity date or any earlier redemption date, all as more fully described under "Description of the Notes—Interest Rate and Interest Payment Dates" in this prospectus supplement.

Record dates

Interest on each note will be payable to the person in whose name such note is registered on the June 15 or December 15 (whether or not a business day) immediately preceding the applicable interest payment date through June 25, 2025, and thereafter on the fifteenth calendar day (whether or not a business day) immediately preceding the applicable interest payment date.

Listing	The notes will not be listed on any national securities exchange or quoted on any automated quotation system. Currently, there is no market for the notes.
Subordination; ranking

The notes will be issued by the Company pursuant to the indenture, to be dated on or about June 25, 2015, between the Company and U.S. Bank National Association, as trustee, which we refer to as the base indenture, as amended and supplemented by a first supplemental indenture, to be dated on or about June 25, 2015. In this prospectus supplement, we refer to the base indenture and the first supplemental indenture collectively as the indenture.

The notes will be our unsecured, subordinated obligations and will rank:

•

junior in right of payment to all of our existing and future senior indebtedness (as defined in the indenture and described below under "Description of the Notes—Subordination of the Notes" in this prospectus supplement);

•

equal in right of payment with all of our existing and future unsecured indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes; and

•

senior in right of payment to (1) our existing junior subordinated debentures underlying outstanding trust preferred securities and (2) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes

As of March 31, 2015, we had no senior indebtedness outstanding. We have a senior, unsecured revolving credit facility under which we may borrow up to a total of $20 million at any one time. As of the date of this prospectus supplement, no amount was outstanding under this credit facility. At March 31, 2015, we had junior subordinated debentures totaling $72.2 million outstanding, all of which are junior in right of payment to the notes.

In addition, the notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other current and future subsidiaries, including, without limitation, the Bank's liabilities to its depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise. As of March 31, 2015, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $2.7 billion, excluding intercompany liabilities and had no preferred equity outstanding. For more information, see "Description of the Notes—Subordination of the Notes" in this prospectus supplement.

The indenture does not contain any limitation on the amount of indebtedness or other liabilities that we may incur after the date of the issuance of the notes ranking senior to or equally with the indebtedness evidenced by the notes, nor does it contain any limit on the amount of indebtedness or other liabilities or preferred equity that the Bank or any of our other current or future subsidiaries may incur or issue, as the case may be.

Optional redemption; redemption upon special events

Subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required, we may, at our option, beginning with the interest payment date of June 25, 2025 and on any interest payment date thereafter, redeem the notes in whole or in part at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made on a pro rata basis, by lot or by any other method which the trustee deems fair and appropriate. The notes are not subject to repayment at the option of the holders of the notes.

In addition, subject to obtaining the prior approval of the Federal Reserve, to the extent such approval is then required, we may, at our option, redeem the notes in whole but not in part if (1) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (2) an event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes or (3) we become required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the notes, plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see "Description of the Notes—Optional Redemption and Redemption Upon Special Events" in this prospectus supplement.

Events of default; remedies

The notes will contain customary payment, covenant and insolvency-related events of default. However, the trustee and the holders of the notes may not accelerate the maturity of the notes upon the occurrence of any payment or covenant event of default. If an insolvency-related event of default occurs, the principal of, and any accrued and unpaid interest on, the notes will become immediately due and payable without any action of the trustee or the holders of the notes. In the event of such an acceleration of the maturity of the notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the notes. See "Description of the Notes—Events of Default; Limitation on Suits" in this prospectus supplement.

Denomination; form

The notes will be issued only in fully registered, book-entry only form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company, which we refer to as DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC. Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. See "Description of the Notes—General" and "Description of the Notes—Clearance and Settlement" in this prospectus supplement.

Further issuances

We may, from time to time, without notice to or consent of the holders of the notes, issue additional debt securities ranking equally with the notes and with identical terms to the notes (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the notes.

Use of proceeds

We estimate that the net proceeds of this offering will be approximately $59.0 million, after deducting the underwriting discounts and commissions and the payment of the transaction expenses payable by us. We plan to use the net proceeds of this offering: (1) to redeem the $57.4 million of the Company's Senior Non-Cumulative Perpetual Preferred Stock, Series C, currently held by the Department of the Treasury as part of the Company's participation in Small Business Lending Fund program authorized under the Small Business Jobs Act of 2010; and (2) to the extent of any excess, for general corporate purposes. See "Use of Proceeds" in this prospectus supplement.

Risk factors

Before making a decision to invest in the notes, you should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, you should evaluate the "Risk Factors" beginning on page S-11 of this prospectus supplement, as well as the risk factors included in the accompanying prospectus and "Item 1A—Risk Factors" beginning on page 17 of our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by reference herein, to read about the risks you should consider before making a decision to invest in the notes.

Trustee	U.S. Bank National Association acts as the trustee under the indenture.
Governing law	The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

 SELECTED HISTORICAL FINANCIAL DATA

        We have set forth certain summary financial information in the table below for the periods and dates indicated. The statement of income data and balance sheet data as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 are derived from our audited consolidated financial statements and related notes for those periods, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The statement of income data and balance sheet data as of December 31, 2012, 2011 and 2010 and for each of the two years in the period ended December 31, 2011 are derived from our audited consolidated financial statements and related notes for those periods, which are not incorporated by reference into this prospectus supplement and the accompanying prospectus. The statement of income and other financial data for the three months ended March 31, 2015 and 2014 and the balance sheet data as of March 31, 2015 have been derived from the unaudited interim condensed consolidated financial statements, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The balance sheet data as of March 31, 2014 has been derived from unaudited interim condensed consolidated financial statements which are not incorporated by reference into this prospectus supplement and the accompanying prospectus.

        The table below should be read in conjunction with such consolidated financial statements and related notes.

	At or for the three months ended March 31,		At or for the year ended December 31,
(in thousands, except per share data)	2015	2014	2014	2013	2012	2011	2010
Statement of income data:
Interest income	$29,964	26,991	$114,317	$106,127	$106,128	$111,264	$115,979
Interest expense	1,963	2,086	8,429	10,426	12,750	14,863	19,148

Net interest income before provision for loan losses	28,001	24,905	105,888	95,701	93,378	96,401	96,831
Provision for loan losses	(789)	(1,888)	(4,155)	(8,804)	(4,733)	4,002	35,127

Net interest income after provision for loan losses	28,790	26,793	110,043	104,505	98,111	92,399	61,704
Noninterest income	7,318	5,494	32,075	30,912	30,559	30,823	29,517
Noninterest expense	25,363	23,409	97,964	94,628	91,166	95,821	103,345

Income (loss) before taxes	10,745	8,878	44,154	40,789	37,504	27,401	(12,124)
Provision (benefit) for income taxes	3,342	3,050	15,147	13,351	13,258	(5,808)	10,158

Net income (loss) before noncontrolling interest	$7,403	5,828	$29,007	$27,438	$24,246	$33,209	$(22,282)
Less: net (income) loss attributable to noncontrolling interest	—	—	—	—	—	—	(209)

Net income (loss) from continuing operations	7,403	5,828	29,007	27,438	24,246	33,209	(22,491)
Discontinued operations, net of tax(1)	(71)	(311)	—	173	324	253	(146)

Net income (loss)	7,332	5,517	$29,007	$27,611	$24,570	$33,462	$(22,637)

Basic earnings (loss) per common share from continuing operations	$0.18	0.14	$0.70	$0.66	$0.54	$0.75	$(0.72)
Diluted earnings (loss) per common share from continuing operations	$0.18	0.14	$0.70	$0.66	$0.54	$0.75	$(0.72)

Basic earnings (loss) per common share from discontinued operations	$0.00	(0.01)	$0.00	$0.00	$0.01	$0.01	$—
Diluted earnings (loss) per common share from discontinued operations	$0.00	(0.01)	$0.00	$0.00	$0.01	$0.01	$—

Basic earnings (loss) per common share	$0.18	0.13	$0.70	$0.66	$0.55	$0.76	$(0.72)
Diluted earnings (loss) per common share	$0.18	0.13	$0.70	$0.66	$0.55	$0.76	$(0.72)

Cash dividends declared per common share	$0.04	0.035	$0.15	$0.12	$0.07	$0.04	$0.04
Dividend payout ratio	22.22%	26.92%	21.43%	18.18%	12.73%	5.26%	NM
Balance sheet data:
Total assets	$3,090,226	2,852,782	$3,062,166	$2,800,691	$2,653,641	$2,423,504	$2,395,088
Total investments	488,186	547,211	484,621	556,796	571,665	633,308	644,668
Loans	2,449,542	2,152,294	2,405,575	2,084,359	1,926,432	1,637,424	1,643,727
Allowance for loan losses	32,502	35,603	32,765	37,050	46,866	55,629	65,892
Deposits	2,547,217	2,322,736	2,492,291	2,279,037	2,129,260	1,918,406	1,889,368
Junior subordinated debentures	72,166	72,166	72,166	72,166	72,166	72,166	72,166
Subordinated notes payable	—	—	—	—	20,984	20,984	20,984
Shareholders' equity	315,629	287,520	308,769	281,085	257,051	220,082	201,738
Book value per common share	6.30	5.67	6.17	5.54	5.02	4.39	3.78
Tangible book value per common share	6.24	5.60	6.11	5.47	4.93	4.30	3.67
Key ratios:
Return on average total assets	0.98%	0.80%	0.99%	1.02%	0.98%	1.39%	(0.93)%
Return on average shareholders' equity	9.51%	7.86%	9.82%	10.29%	10.15%	16.23%	(10.17)%
Average shareholders' equity to average total assets	10.29%	10.17%	10.10%	9.93%	9.65%	8.58%	9.15%
Net interest margin	4.06%	3.90%	3.91%	3.81%	3.99%	4.23%	4.24%
Efficiency ratio(2)	69.42%	75.49%	70.95%	72.49%	72.89%	72.36%	76.20%
Nonperforming assets to total assets	0.38%	0.54%	0.49%	0.68%	1.14%	1.89%	2.83%
Nonperforming loans to total loans	0.25%	0.49%	0.38%	0.67%	1.02%	1.66%	2.60%
Allowance for loan and credit losses to total loans	1.33%	1.65%	1.36%	1.78%	2.43%	3.40%	4.01%
Allowance for loan and credit losses to nonperforming loans	533.87%	335.31%	357.89%	265.78%	237.75%	204.38%	154.33%
Net charge-offs (recoveries) to average loans	(0.02)%	(0.02)%	0.01%	0.05%	0.23%	0.86%	2.62%

NM—Not Meaningful

(1)
During the first quarter of 2015, the Company ceased the operations of its investment banking subsidiary Green Manning & Bunch, Ltd. (GMB) due to increasing regulatory compliance costs and in order to focus on activities that provide recurring revenue. The operating results of GMB have been retrospectively presented as discontinued operations for the three months ended March 31, 2015 and 2014. However, the operating results of GMB have not been retrospectively presented as discontinued operations for any other periods presented herein.

(2)
Efficiency Ratio is calculated by dividing noninterest expense by the sum of tax-equivalent net interest income before provision for loan losses and noninterest income, excluding gains and losses on asset sales and valuation adjustments

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

        Certain financial information included in "Selected Historical Financial Data" in this prospectus supplement is determined by methods other than in accordance with generally accepted accounting principles, or GAAP. "Tangible common book value per share" is a non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC that our management uses in its analysis of our performance.

  •
  "Tangible common book value per share." Tangible common book value is a non-GAAP financial measurement that we believe is useful to investors in the notes insofar as it reflects the basis on which management internally reviews capital adequacy. Shareholders' equity is adjusted to exclude intangible assets and preferred stock, as illustrated in the reconciliation below.

        You should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP measures used by other companies. The following table presents a reconciliation to provide a more detailed analysis of these non-GAAP performance measures.

Tangible Common Book Value Per Share

	At March 31,		At December 31,
	2015	2014	2014	2013	2012	2011	2010
Shareholders' equity as reported—GAAP	$315,629	$287,520	$308,769	$281,085	$257,051	$220,082	$201,738
Intangible assets	(2,376)	(2,647)	(2,526)	(2,798)	(3,573)	(3,399)	(4,119)

Tangible equity—non-GAAP	313,253	284,873	306,243	278,287	253,478	216,683	197,619
Preferred stock	(57,338)	(57,338)	(57,338)	(57,338)	(57,338)	(57,338)	(62,414)

Tangible common equity—non-GAAP	$255,915	$227,535	$248,905	$220,949	$196,140	$159,345	$135,205

Common shares outstanding	40,988	40,622	40,770	40,368	39,790	37,090	36,877
Tangible book value per common share—non-GAAP	$6.24	$5.60	$6.11	$5.47	$4.93	$4.30	$3.67

RISK FACTORS

        An investment in the notes involves various risks. Before making an investment decision in our notes, you should carefully read and consider the risks described below and the risk factors incorporated by reference, as well as the other information included or incorporated by reference, into this prospectus supplement and the accompanying prospectus. In particular, before deciding whether to invest in the notes, you should also carefully consider the risk factors and the discussion of risks contained in our Annual Report on Form 10-K for the year ended December 31, 2014, and any changes in those risk factors included in our Quarterly Reports on Form 10-Q. Any of these risks, if realized, could materially and adversely affect our business, financial condition, liquidity or results of operations or ability to make payments in respect of the notes.

        In addition, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent they may affect our business, financial condition, liquidity or results of operations or ability to make payments in respect of the notes. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Risks Related to this Offering and the Notes

The notes are subordinated to our existing and future senior indebtedness, and we may be precluded from making payments on the notes in certain circumstances. In addition, we or our subsidiaries may incur additional indebtedness in the future.

        The notes will be our unsecured, subordinated obligations and, consequently, will rank junior in right of payment to all of our secured and unsecured senior indebtedness now existing or that we incur in the future. As a result, upon our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if a default in the payment of the principal, premium, if any, interest, or other obligations in respect of any senior indebtedness occurs and is continuing past any applicable period of grace (a "payment default") or if any default other than a payment default on any senior indebtedness occurs and is continuing that permits the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness and if the trustee receives a notice of such default (a "payment blockage notice") from us or any other person permitted to give such notice under the indenture (a "non-payment default"), we may not make any payment on the notes until, in the case of a payment default, the date on which such default is cured or waived or ceases to exist and, in the case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the senior indebtedness has not been accelerated. The senior indebtedness to which the notes are subordinated is described under "Description of the Notes—Subordination of the Notes" in this prospectus supplement.

        As of March 31, 2015, we had no senior indebtedness outstanding. We have a senior, unsecured revolving credit facility under which we may borrow up to a total of $20 million at any one time. As of the date of this prospectus supplement, no amount was outstanding under this credit facility. The indenture does not limit the amount of additional indebtedness or senior indebtedness that we or any of our subsidiaries (including the Bank) may incur. Accordingly, in the future, we and our subsidiaries may incur other indebtedness, which may be substantial in amount, including senior indebtedness, indebtedness ranking equally with the notes and indebtedness ranking effectively senior to the notes, as applicable.

        As a consequence of the subordination of the notes to our existing and future senior indebtedness, an investor in the notes may lose all or some of its investment upon our insolvency, bankruptcy, liquidation, winding up or similar proceeding. In such an event, our assets would be available to pay the principal of, and any accrued and unpaid interest on, the notes only after all of our senior indebtedness had been paid in full. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any of our other general, unsecured obligations that do not constitute senior indebtedness, depending upon their respective preferences, will share pro rata in our remaining assets after we have paid all of our senior indebtedness in full.

The notes will be effectively subordinated to the existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other subsidiaries, and the related creditors and preferred equity holders will be entitled to receive payment in full before we participate in any distribution of the assets of the Bank or any other subsidiary in the event of its insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding.

        The notes are obligations exclusively of the Company and are not obligations of the Bank or any of our other subsidiaries. The Bank and our other subsidiaries are each a separate and distinct legal entity from the Company and has no obligation to pay any amounts to the Company, including any dividends, to make any other distributions to the Company or to provide the Company with funds to meet any of the Company's obligations, including the notes. The Company's rights and the rights of its creditors, including the holders of the notes, to participate in any distribution of the assets of the Bank or any other subsidiary (either as a shareholder or as a creditor) upon an insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding of the Bank or such other subsidiary (and the consequent right of the holders of the notes to participate in those assets after repayment of our existing or future senior indebtedness), will be subject to the claims of the creditors of the Bank or such other subsidiary, including depositors in the Bank, and their preferred equity holders, if any. Accordingly, the notes are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and the Company's other subsidiaries, to the extent that those liabilities and preferred equity of the Bank, including its deposit liabilities, and our other subsidiaries equal or exceed their respective assets. As of March 31, 2015, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $2.7 billion, excluding intercompany liabilities and had no preferred equity outstanding. The indenture does not limit the amount of indebtedness or other liabilities or preferred equity that the Bank or any of our other subsidiaries may incur.

The notes will be effectively subordinated to all of our secured indebtedness.

        The notes will be effectively subordinated to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any assets that secure other indebtedness will be available to pay obligations on the notes only after such secured indebtedness has been paid in full. Holders of the notes will participate in our remaining assets ratably with holders of our other unsecured indebtedness that is of equal rank to the notes, based on the respective amounts owed to each such holder. In any of the foregoing events, we may not have sufficient assets to make payments in respect of the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of notes of secured indebtedness.

Regulatory guidelines may restrict our ability to pay the principal of, and any accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

        As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the notes as "Tier 2 capital" under the Federal Reserve's regulatory capital rules and guidelines. Prior to making any payment in respect thereof, the Federal Reserve guidelines generally require us to review the effects of any cash payment on Tier 2 capital instruments on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, under federal statutes and Federal Reserve policy, a bank holding company is required to act as a source of financial and managerial strength to its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company such as us may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to make payments in respect of the notes.

        If the Company were to be the subject of an insolvency proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims, including any amounts due in respect of the notes.

We depend primarily on cash dividends from the Bank to meet our cash obligations. Failure of the Bank to pay sufficient cash dividends to us may prevent us from making payments in respect of the notes.

        The Company is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the consolidated assets of the Company are held by our subsidiaries, and, in particular, the Bank. Dividends from the Bank provide a substantial portion of the Company's cash flows and, other than the funds we may retain in the offering, is a primary source of funds that we intend to use to pay interest on the notes. Various regulations limit the amount of dividends the Bank can pay to the Company without regulatory approval. In certain cases, regulatory authorities may prohibit the Bank from paying dividends to the Company. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or any accrued and unpaid interest on, the notes could be paid. If the Bank cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any reason, pay dividends in an amount sufficient for us to pay the principal of, or any accrued and unpaid interest on, the notes, we may be unable to pay the principal of, or interest on, the notes in a timely manner, or at all, unless we are able to borrow funds from other sources or sell additional securities to obtain funds necessary to make such payments.

The Bank is subject to regulatory capital requirements that may require us to make capital contributions, and that may restrict our ability to service our indebtedness, including the notes.

        The Bank must maintain minimum amounts of regulatory capital. If the Bank does not meet these capital requirements, its regulators have broad discretion to institute a number of corrective actions that could have a direct material and adverse effect on our business, financial condition, liquidity or results of operations. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as Dodd-Frank, we are also required to serve as a source of financial strength for the Bank. If the Bank were to fail to meet any of the capital requirements to which it is subject, or if required under Dodd-Frank's source of strength requirements, we may be forced to provide the Bank with additional capital, which could impair our ability to service our indebtedness, including the notes.

Furthermore, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, any commitment by us to the Bank to maintain the capital of the Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment over the holders of the notes.

There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect their price.

        The notes constitute a new issue of securities for which no established trading market currently exists. Consequently, it may be more difficult for you to sell your notes. We do not intend to list the notes on any national securities exchange or to apply to have the notes quoted in any automated dealer quotation system. In the event any market for the notes does develop, it may not continue to exist or provide liquidity for the notes following the offering.

The notes contain limited remedies.

        The notes contain limited remedies. As a result of our intended treatment of the notes as Tier 2 capital, the ability of the holders of the notes and the trustee under the indenture to accelerate the maturity of, and our obligation to pay immediately, the principal of, and any accrued and unpaid interest on, the notes will be limited to certain events of default relating to our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding specified in "Description of the Notes—Events of Default; Limitation on Suits" in this prospectus supplement.

        Consequently, neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our non-performance of any other covenant or warranty under the notes or the indenture. The holders of our senior indebtedness are not subject to similar limitations. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when an insolvency-related event of default has not occurred with respect to the notes, such holders of our senior indebtedness would be able to pursue the payment in full of that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.

No limit or restriction exists on the amount or type of securities or liabilities that we may issue, incur or guarantee, and there are limited covenants contained in the indenture.

        No limit or restriction exists on the amount of securities or other liabilities that we may issue, incur or guarantee and that rank senior in right of payment to, or equal with, the notes. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in the event of our insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, and may limit our ability to meet our obligations under the notes. In addition, neither the indenture nor the notes contain any restriction on our ability to issue securities or incur liabilities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the indenture.

        Furthermore, neither the indenture nor the notes contain any financial covenants that would require us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or obligations or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us or our subsidiaries from, or limiting our or our subsidiaries' right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. Accordingly, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The amount of interest payable on the notes will vary after June 25, 2025.

        Because three-month LIBOR is a floating rate, the interest rate on the notes will vary after June 25, 2025 at an annual floating rate equal to three-month LIBOR, as determined quarterly on the determination date for the applicable interest period, plus 317 basis points (3.17%). The annual interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if three-month LIBOR increases during that interest period.

The level of three-month LIBOR may affect our decision to redeem the notes.

        It is more likely we will redeem the notes on or after June 25, 2025 if the interest rate on the notes is higher than that which would be payable in respect of one or more other forms of borrowing. If we redeem the notes prior to their stated maturity date, holders of the notes may not be able to invest in other securities with a similar level of risk that yield as much interest as the notes.

Beginning on June 25, 2025, or at any time in the case of certain special events, the notes may be redeemed at our option, which limits the ability of holders of the notes to accrue interest over the full term of the notes.

        Subject to the prior approval of the Federal Reserve, to the extent such approval is then required, we may redeem all or a portion of the notes on June 25, 2025 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time any notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent such approval is then required, we may redeem the notes in whole but not in part upon the occurrence of (i) a "Tax Event," (ii) a "Tier 2 Capital Event" or (iii) a "1940 Act Event." In the event that we redeem the notes, holders of the notes will receive only the principal amount of the notes plus any accrued and unpaid interest to, but excluding, such earlier redemption date. If any redemption occurs, holders of the notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date.

        Investors should not expect us to redeem the notes on or after the date they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us to do otherwise in writing, we may not redeem the notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

You will have no rights against the publishers of LIBOR.

        You will have no rights against the publishers of LIBOR, even though the amount you receive on each interest payment date after June 25, 2025 will depend upon the level of three-month LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.

The market value of the notes may be influenced by unpredictable factors.

        Certain factors, many of which beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in the secondary market, if any, that develops for the notes, including:

  •
  our creditworthiness, financial condition, liquidity and results of operations from time to time;

  •
  prevailing interest rates;

  •
  supply and demand for the notes;

  •
  economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;

  •
  the market for similar securities and companies; and

  •
  the market price of our common stock.

        Accordingly, if an investor in the notes sells those notes in the secondary market (to the extent that one exists), it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes it is attempting to sell or a price equal to the price that the investor paid for the notes, or to sell the notes when desired.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

        The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Our credit ratings may not reflect all risks of an investment in the notes.

        Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings or their outlook will generally affect the market price of the notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the market price of the notes. Furthermore, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

 USE OF PROCEEDS

        We expect that the net proceeds of this offering will be approximately $59.0 million after deducting the underwriting discounts and commissions and the payment of the transaction expenses payable by us. We intend to use the net proceeds of this offering to redeem the $57.4 million of the Company's Senior Non-Cumulative Perpetual Preferred Stock, Series C, currently held by the Department of the Treasury as part of the Company's participation in Small Business Lending Fund program authorized under the Small Business Jobs Act of 2010. We currently expect to issue a notice of redemption to the Department of Treasury after the closing of this offering, specifying a redemption date for such preferred stock that is 30 days after the date of such notice.

        In addition, we will use any excess proceeds for general corporate purposes. These purposes may include:

  •
  supporting the growth and related regulatory capital needs of the Company and the Bank,

  •
  expanding our operations through new de novo branch offices,

  •
  possible acquisitions in the ordinary course of our business, and

  •
  funding working capital needs.

 CAPITALIZATION

        The following table shows our consolidated capitalization as of March 31, 2015 on a historical basis and on an as adjusted basis to give effect to the offering of the notes and application of the net proceeds thereof as if it had occurred on such date. You should read the following table with the consolidated financial statements and notes incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2015
	Actual	As Adjusted
	(in thousands, except per share amounts)
Long-term debt:
Junior subordinated debentures	$72,166	$72,166
Notes offered hereby	—	58,991
Shareholders' Equity:
Cumulative preferred, $.01 par value; 2,000,000 shares authorized; 57,366 issued and outstanding ($57,366 liquidation value)	1	—
Common, $.01 par value; 100,000,000 shares authorized; and 40,988,178 issued and outstanding	405	405
Additional paid-in capital	246,738	189,373
Accumulated earnings	63,886	63,886
Accumulated other comprehensive income, net of income tax of $2,820	4,599	4,599

Total shareholders' equity	$315,629	$258,263

Common book value per share	$6.30	$6.30
Equity to total assets, at period end	10.21%	8.35%
Regulatory capital ratios:
Tier 1 leverage ratio	11.9%	10.0%
Common Tier 1 ratio	9.3%	9.3%
Tier 1 capital ratio	13.1%	11.0%
Total capital ratio	14.1%	14.2%

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratio of earnings to fixed charges. You should read this table in conjunction with the consolidated financial statements and notes to the consolidated financial statements that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Three months ended March 31, 2015
		Year ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings (as defined) to fixed charges:
Excluding interest on deposits	7.01	7.01	5.27	3.40	2.08	N/A
Including interest on deposits	4.94	4.91	3.82	2.62	1.73	N/A
Dollar amount of deficiency if ratio is less than 1.0	—	—	—	—	—	$(19,645)

        We have computed the ratio of earnings to fixed charges set forth above by dividing pre-tax income before fixed charges by fixed charges. Fixed charges are the sum of:

  •
  interest expense (excluding interest on deposits), one-third of rental expenses (which represents an appropriate interest factor), junior subordinated debentures expense and amortization of debt issuance costs; and

  •
  preferred stock dividend requirements (which represents preferred stock dividends and discount accretion, adjusted to a pre-tax basis using a 38% effective tax rate).

DESCRIPTION OF THE NOTES

        We will issue the notes under the indenture, to be dated on or about June 25, 2015, between the Company, as the issuer, and U.S. Bank National Association, as the trustee, as amended and supplemented by a first supplemental indenture, to be dated on or about June 25, 2015. We refer to this indenture, as it may be amended or supplemented from time to time, as the "indenture," and we refer to U.S. Bank National Association, in its capacity as the trustee for the notes under the indenture, as the "trustee." You may request a copy of the indenture from us as described under "Where You Can Find Information" in this prospectus supplement. The following summary of certain provisions of the notes and the summary of certain provisions of the indenture in this prospectus supplement and the accompanying prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read each of these documents because they, and not this description or the description set forth in "Description of Debt Securities" in the accompanying prospectus, define your rights as a holder of the notes. To the extent that information in this prospectus supplement relating to the indenture or the notes is inconsistent with any related information contained in the accompanying prospectus, the information in this prospectus supplement shall control.

  General

        The notes will be our unsecured and subordinated obligations and will mature on June 25, 2030 (the "stated maturity date"), unless redeemed prior to such date in accordance with the provisions set forth under "—Optional Redemption and Redemption Upon Special Events." Unless previously purchased and cancelled or redeemed prior to the stated maturity date, we will repay the notes at a price equal to 100% of the outstanding principal amount of the notes, plus any accrued and unpaid interest, to, but excluding, the stated maturity date. We will pay principal of, and interest on, the notes in U.S. dollars. The notes will rank equally among themselves and junior in right of payment to our existing and future senior indebtedness, as described below in "—Subordination of the Notes" and will be effectively subordinated to all existing and future indebtedness, deposits and other liabilities and preferred equity of the Bank and our other current and future subsidiaries, including, without limitation, the Bank's liabilities to its depositors, liabilities to general creditors and liabilities arising during the ordinary course or otherwise. No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. The notes will not be subject to defeasance or covenant defeasance, and the description set forth in "Description of Debt Securities—Defeasance of Debt Securities and Certain Covenants in Certain Circumstances" in the accompanying prospectus shall not apply to the notes.

        Except as described below under "—Clearance and Settlement," the notes will be issued in book-entry-only form and will be represented by a global note registered in the name of Cede & Co, as the nominee of The Depository Trust Company ("DTC"). See "—Clearance and Settlement" below.

        The notes will be issued and may be transferred only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are a part of a series of securities newly established under the indenture and will be initially issued in the aggregate principal amount of $60 million. We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional debt securities ranking equally with the notes and with identical terms to the notes in all respects (except for issue date, the offering price, the interest commencement date and the first interest payment date) in order that such additional debt securities may be consolidated and form a single series with the notes.

        No recourse will be available for the payment of principal of, or interest on, any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, director, officer, employee or shareholder, as such, past, present or future, of ours or of any successor entity.

        Neither the indenture nor the notes contain any covenants: (1) prohibiting or otherwise restricting the incurrence of indebtedness or other obligations by us or by any of our subsidiaries, including the Bank, or the issuance of preferred equity by any of our subsidiaries; (2) requiring us or any of our subsidiaries to achieve or maintain any minimum financial results relating to our or its financial condition, liquidity or results of operations or meet or exceed certain financial ratios as a general matter or to incur additional indebtedness or maintain any reserves; or (3) prohibiting or otherwise restricting us or any of our subsidiaries from granting liens on our or its assets to secure our or its indebtedness or other obligations that are senior or effectively senior in right of payment to the notes, repurchasing our stock or other securities, including any of the notes, or paying dividends or make other distributions to our or its shareholders or other equity owners. Accordingly, neither the indenture nor the notes contain any provisions that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality resulting from a merger, takeover, recapitalization or similar restructuring, any highly leveraged or similar transaction or any other event involving us or any of our subsidiaries that may adversely affect our credit quality. See "Risk Factors—No limit or restriction exists on the amount or type of securities or liabilities that we may issue, incur or guarantee, and there are limited covenants contained in the indenture."

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

        The notes are not savings accounts or deposits in the Company or the Bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, the Bank or any of our other subsidiaries or affiliates.

Interest Rate and Interest Payment Dates

Fixed Rate Period

        From, and including, the issue date of the notes to, but excluding, June 25, 2025, unless redeemed prior to such date as contemplated below under "—Optional Redemption and Redemption Upon Special Events," the notes will bear interest at the annual rate of 5.625%, and we will pay interest on the notes semi-annually in arrears on each June 25 and December 25, beginning on December 25, 2015 and ending on June 25, 2025. We refer to each such date as a "fixed rate interest payment date" and we refer to the period from, and including, the issue date of the notes to, but excluding, the first fixed rate interest payment date and each successive period from, and including, a fixed rate interest payment date to, but excluding, the next fixed rate interest payment date as a "fixed rate period." If any fixed rate interest payment date is not a business day (as defined below), we will make the relevant payment on the next business day, and no interest will accrue as a result of any such delay in payment. The interest payable on any fixed rate interest payment date will be paid to each holder in whose name a note is registered at the close of business on the June 15 and December 15 (whether or not a business day) immediately preceding such fixed rate interest payment date.

        Interest payable on the notes for any fixed rate period will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Period

        From, and including, June 25, 2025 to, but excluding, the stated maturity date, unless redeemed subsequent to June 25, 2025 but prior to the stated maturity date as contemplated below under

"—Optional Redemption and Redemption Upon Special Events," the notes will bear interest at an annual rate equal to three-month LIBOR, reset quarterly, plus 317 basis points (3.17%), and we will pay interest on the notes quarterly in arrears on each March 25, June 25, September 25 and December 25, beginning on June 25, 2025. We refer to each such date as a "floating rate interest payment date," and together with the fixed rate interest payment dates, collectively the "interest payment dates," and we refer to the period from, and including, June 25, 2025 to, but excluding, the first floating rate interest payment date and each successive period from, and including, a floating rate interest payment date to, but excluding, the next floating rate interest payment date as a "floating rate period," and together with the fixed rate periods, collectively, the "interest rate periods." The interest payable on any floating rate interest payment date will be paid to the holder in whose name a note is registered at the close of business on the fifteenth calendar day (whether or not a business day) immediately preceding such floating rate interest payment date. If a floating rate payment date falls on a day that is not a business day, then such floating rate payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

        Interest payable on the notes for a floating rate period will be computed on the basis of a 360-day year of the actual number of days in such floating rate period. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.

        The term "business day" means any day except a Saturday, Sunday or legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, however, that in the case of any floating rate interest payment date, such day is also a London banking day. "London banking day" means any date on which commercial banks are open for business (including dealings in U.S. dollars) in London.

        "Three-month LIBOR" means, as determined on the second London banking day immediately preceding the commencement of the applicable floating rate period (the "determination date"), the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such determination date. If such rate does not appear on the Designated LIBOR Page at such time, then the Company will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company, to provide such bank's offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a.m., London time, on such determination date and in a principal amount equal to an amount that, in the judgment of the Company, is representative for a single transaction in U.S. dollars in the relevant market at the relevant time (a "representative amount"). If at least two such quotations are so provided, three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Company will request each of three major banks in the City of New York to provide such bank's rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a.m., the City of New York time, on such determination date and in a representative amount. If at least two such rates are so provided, three-month LIBOR for such floating rate period will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for such floating rate period will be set to equal the three-month LIBOR for the then current floating rate period or, in the case of the first floating rate period, 2.455%.

        "Designated LIBOR Page," means the display on Reuters or any successor service, on page LIBOR01, or any other page as may replace that page on the service, for the purpose of displaying the London interbank rates of U.S. dollars.

Subordination of the Notes

        Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness. At March 31, 2015, we had no senior indebtedness outstanding.

        "Senior indebtedness" is defined in the indenture to mean the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

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  indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

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  our indebtedness to any of our majority-owned subsidiaries.

        "Indebtedness" is defined in the indenture to mean:

          (1)   all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

          (2)   all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers' acceptances;

          (3)   all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

          (4)   all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

          (5)   all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

          (6)   all direct or indirect guarantees or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

          (7)   any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

          (8)   any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

        Upon any distribution of our assets upon any insolvency, bankruptcy, liquidation, dissolution, winding up or similar proceeding, the payment of the principal of and interest on the notes will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the notes because of an insolvency event of default specified below under "—Events of Default; Limitation on Suits," the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the notes are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of senior indebtedness if payment of the notes is accelerated because of an event of default.

        We may not make any payment on the notes, including any redemption of the notes, if:

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  a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of senior indebtedness occurs and is continuing beyond any applicable period of grace (called a "payment default"); or

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  a default other than a payment default on any senior indebtedness occurs and is continuing that permits holders of senior indebtedness to accelerate its maturity, and the trustee receives a notice of such default (called a "payment blockage notice") from us or any other person permitted to give such notice under the indenture (called a "non-payment default").

        We may resume payments and distributions on the notes:

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  in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

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  in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the senior indebtedness has not been accelerated.

        No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

        In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

        If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

        We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the notes. The trustee's claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

        As discussed above, neither the notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that we, the Bank or any of our other subsidiaries may incur or any preferred equity that the Bank or our subsidiaries may issue. As of March 31, 2015, the Company had no senior indebtedness outstanding and approximately $72.2 million of junior subordinated debentures outstanding ranking junior to the notes. We have a senior, unsecured revolving credit facility under which we may borrow up to a total of $20 million at any one time. As of the date of this prospectus supplement, no amount was outstanding under this credit facility. Indebtedness and other liabilities and any preferred equity of the Bank or our other subsidiaries do not fall within the definition of our senior indebtedness but the notes will be effectively subordinated to all of the existing and future indebtedness and other liabilities, including deposit liabilities, of our subsidiaries, including the Bank, and to preferred equity holders of any such subsidiary. As of March 31, 2015, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $2.7 billion, excluding intercompany liabilities, and no preferred equity.

Optional Redemption and Redemption Upon Special Events

        We may, at our option, beginning with the interest payment date of June 25, 2025 and on any interest payment date thereafter, redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve. Any partial redemption will be made in any manner which the Trustee deems fair and appropriate. The notes are not subject to repayment at the option of the holders. In addition, we may, at our option and subject to prior approval of the Federal Reserve, redeem the notes in whole prior to the stated maturity date, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption, in the event of:

          (1)   a "Tax Event," which is defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the issue date of the notes, resulting in more than an insubstantial risk that the interest payable on the notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

          (2)   a "Tier 2 Capital Event," which is defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the issue date of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

          (3)   a "1940 Act Event," which is defined in the indenture to mean our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

        Our election to redeem any notes upon the occurrence of any of the enumerated events above will be provided to the trustee in the form of an Officer's Certificate at least 45 days prior to the redemption date, or such shorter notice as may be acceptable to the trustee. In case of any such election, notice of redemption must be provided at any time after giving not less than 30 nor more than 60 days' notice of such redemption to the holders of the notes.

        Notwithstanding the foregoing, interest payable on any interest payment date on or before any redemption of the notes will be paid to each holder in whose name a note is registered as described above in "—Interest Rate and Interest Payment Dates."

The Notes Intended to Qualify as Tier 2 Capital

        The notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014 and the guidelines of the Federal Reserve for bank holding companies under the Basel III framework that became effective on January 1, 2015. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:

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  be unsecured;

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  have a minimum original maturity of at least five years;

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  be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

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  not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of dissolution, winding-up, liquidation or reorganization or similar proceeding of the institution; and

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  not contain provisions permitting the institution to redeem or repurchase the notes prior to the date that is five years after issuance, except upon the occurrence of certain special events, but in each case, only with the prior approval of the Federal Reserve and

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  unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

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  we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the notes and under the indenture;

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  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

Events of Default; Limitation on Suits

        Under the indenture, an event of default will occur with respect to the notes upon the occurrence of any of the following:

          (1)   default in the payment of any interest when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

          (2)   default in the payment of principal or premium when due and payable;

          (3)   default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the notes), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding notes;

          (4)   we pursuant to or within the meaning of any bankruptcy law: (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, (iv) make a general assignment for the benefit of our creditors, or (v) generally are unable to pay our debts as the same become due; or

          (5)   a court of competent jurisdiction enters an order or decree under any bankruptcy law that: (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, (iii) orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 60 days, (iv) adjudges us as bankrupt or insolvent, or (v) approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of us.

        The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the absence of an event of default under clause (4) or (5) above (an "insolvency event of default"). Nevertheless, during the continuation of any other event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments under the notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under "—Subordination of the Notes." In the case of an insolvency event of default, the principal of and accrued and unpaid interest, if any, on the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the notes. Any payment by us on the notes following any such acceleration will be subject to the subordination provisions described above under "—Subordination of the Notes."

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding notes, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series.

Modification and Waiver

        We and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes. We may not make any modification or amendment without the consent of the holder of each note then outstanding if that amendment will:

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  reduce the amount of notes whose holders must consent to an amendment or waiver;

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  reduce the rate of (or change the calculation of the rate) or extend the time for payment of interest (including default interest) on the notes;

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  change any of the redemption or repurchase terms and conditions applicable to the notes;

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  reduce the principal or change the stated maturity of the notes;

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  waive any event of default or event which, after notice or lapse of time, or both, would become an event of default, in respect of the payment of the principal of or interest on the notes;

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  make the principal of or interest on the notes payable in currency other than United States dollars; or

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of notes to receive payment of the principal of and interest on the notes and to institute suit for the enforcement of any such payment and to waivers or amendments.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the notes may on behalf of the holders of all notes waive our compliance with provisions of the indenture or the notes. The holders of a majority in principal amount of the notes may on behalf of the holders of all the notes waive any past default under the indenture with respect to the notes and its consequences, except a default in the payment of the principal of or any interest on any note or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of note affected.

        In addition, we and the trustee may modify and amend the indenture without the consent of any holders of notes:

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  to cure any ambiguity, defect or inconsistency;

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  to comply with the covenant under "—Consolidation, Merger and Sale of Assets" in this prospectus supplement;

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  to provide for uncertificated notes in addition to or in place of certificated notes;

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  to make any change that does not adversely affect the rights of any holder of notes;

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  to provide for the issuance of and establish the form and terms and conditions of the notes;

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  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the notes and to add or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

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  to comply with the requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

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  to conform the indenture or the terms of notes to any terms set forth in this prospectus supplement or the accompanying prospectus.

Clearance and Settlement

        DTC, in this capacity, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. A fully registered global note, representing the total aggregate principal amount of the notes issued and sold, will be executed and deposited with DTC and will bear a legend disclosing the restrictions on exchanges and registration of transfer referred to below. See "Description of Debt Securities—Transfer and Exchange" in the accompanying prospectus for more information concerning DTC and its facilitation of clearance and post-trade settlement of transactions among its participants.

        Purchases of securities under the DTC system must be made by or through direct participants in DTC (including the Euroclear System ("Euroclear") or Clearstream Banking, S.A. ("Clearstream")), who will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such payments will be forwarded by the paying agent for the notes to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

        To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Cross-market transfers between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their depositaries. Crossmarket transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the procedures and policies and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the Company or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be authenticated and delivered to or at the direction of DTC.

        All payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC's practice is to credit its direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the Company or its agent, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that participant and not of DTC, the depositary, the Company, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the Company or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.

        Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee or through organizations (including Euroclear and Clearstream) that are participants or indirect participants in such system. Euroclear and Clearstream will hold interests in the notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank, N.A. as operator of Clearstream. The depositaries, in turn, will hold interests in the notes in customers' securities accounts in the depositaries' name on the books of DTC. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. Interests held through Euroclear or Clearstream will also be subject to the policies and procedures adopted by these systems. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC's or any direct or indirect participant's records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC's records or any direct or indirect participant's records relating to these beneficial ownership interests.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, none of DTC, Euroclear or Clearstream is under any obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee nor any of their agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their direct participants or indirect participants under the rules and procedures governing such participants or the standby instructions or customary procedures of such participants.

        Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

        DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriters assume any responsibility for the accuracy or completeness thereof.

Regarding the Indenture Trustee

        U.S. Bank National Association will act as trustee for the notes under the indenture. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

        The trustee is permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default with respect to the notes, the trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is based upon the United States Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

        The discussion generally applies only to beneficial owners that purchase notes in the initial offering at their original issue price (i.e., the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of the notes that are pass-through entities or the investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, investors liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and persons holding notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction. The discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and does not address any non-income tax considerations or any foreign, state or local tax consequences. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

        As used herein, a "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a U.S. person under applicable Treasury regulations. A Non-U.S. Holder is a beneficial owner of notes, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of the notes that are partnerships or partners in such partnerships should consult their own tax advisors.

        THIS SUMMARY IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

U.S. Holders

        Payments of Interest.    The notes will be treated as variable rate debt instruments for U.S. federal income tax purposes. Under this characterization, payments treated as qualified stated interest ("QSI") on the notes will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the holder's regular method of accounting for federal income tax purposes.

        For United States federal income tax purposes, original issue discount ("OID") is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the weighted average maturity of such note). A note's "weighted average maturity" is the sum of the following amounts determined for each payment on a note (other than a payment of QSI): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the note's stated redemption price at maturity. The issue price of the notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than payments of QSI. The term QSI generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate. A U.S. Holder (regardless of its method of tax accounting) will be required to include OID in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

        Under applicable Treasury regulations, in order to determine the amount of QSI and OID in respect of the notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the notes. The amount of OID and QSI on the notes is determined for the equivalent fixed rate debt instrument under the rules applicable to fixed rate debt instruments and is generally taken into account as if the holder held the equivalent fixed rate debt instrument (subject to the adjustment to QSI described below).

        The equivalent fixed rate debt instrument is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a "qualified floating rate" that would preserve the fair market value of the notes, and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, will generally be the value of each floating rate as of the issue date of the notes). If the amount paid in any quarter is greater than (or less than) the amount assumed to be paid in such quarter, a U.S. Holder will be required to increase (or decrease) the amount of QSI taken into income by this difference. In general, a U.S. Holder's taxable income in each year should include the amount of QSI paid or accrued (subject to the adjustments discussed in this paragraph) and the annual OID accrual with respect to the notes.

        Sale, Exchange or Redemption of the Notes.    Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to any accrued and unpaid interest, which, to the extent not previously included in income, will be treated as ordinary interest income), and such holder's tax basis in the note. A U.S. Holder's tax basis in the note will generally equal the amount such holder paid for the note, increased by any OID previously included by the U.S. Holder and decreased by the amount of any payments other than QS1 payments received with respect to the note. Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

        Backup Withholding and Information Reporting.    In general, a U.S. Holder will be subject to federal backup withholding on payments on the notes and the proceeds of a sale or other disposition of the notes if such holder fails to provide its correct taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

        In addition, information reporting generally will apply to certain payments of interest on the notes and to the proceeds of the sale or other disposition (including a retirement or a redemption) of a note paid to a U.S. Holder unless such holder is an exempt recipient.

Non-U.S. Holders

        Payments of Interest.    Subject to the discussion below regarding effectively connected income, backup withholding and "FATCA" payments of interest on the notes to a Non-U.S. Holder generally will not be subject to federal income or withholding tax, provided that:

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the Non-U.S. Holder is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of the Code; and

  •
  the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

        In addition, for this exemption from federal withholding tax to apply, a Non-U.S. Holder must provide the applicable withholding agent with a properly completed and executed Form W-8BEN or Form W-8BEN-E, or other appropriate documentation, as provided for in Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such holder will be required to provide appropriate documentation to the agent. Such holder's agent will then be required to provide such documentation to the applicable withholding agent.

        A Non-U.S. Holder may also be entitled to the benefits of an income tax treaty under which interest on the notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided that a properly completed and executed Form W-8BEN or Form W-8BEN-E claiming the exemption from or reduction in withholding is furnished to the applicable withholding agent and any other applicable procedures are complied with.

        Sale, Exchange or Redemption of the Notes.    Generally, any gain realized on the sale, exchange, redemption or other taxable disposition of a note (other than amounts properly attributable to any accrued and unpaid interest, to the extent not previously included in income, which generally will be treated as described under "—Non-U.S. Holders—Payments of Interest" or "—Non-U.S. Holders—Effectively Connected Income") will be exempt from U.S. federal income and withholding tax, unless:

  •
  the gain is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States; or

  •
  if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

        See the discussion below under "—Non-U.S. Holders—Effectively Connected Income" if the gain derived from the disposition is described in the first bullet point above. If the Non-U.S. Holder is an individual described in the second bullet point above, the Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the disposition at a 30% rate (or such lower rate as may be prescribed under an applicable income tax treaty), which gain may be offset by U.S.—source capital losses.

        Effectively Connected Income.    If interest or gain recognized on a note is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, then such interest or gain will be exempt from the U.S. federal withholding tax discussed above if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed Form W-8ECI, but such interest or gain generally will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates. In addition to regular U.S. federal income tax, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.

        Backup Withholding and Information Reporting.    Payments of interest, and proceeds of a sale or other disposition of the notes, to a Non-U.S. Holder may be subject to annual information reporting and U.S. federal backup withholding on payments unless such Non-U.S. Holder provides the certification described above under either "—Non-U.S. Holders—Payments of Interest" or "—Non-U.S. Holders—Effectively Connected Income" or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability (if any), provided that the required information is furnished to the Internal Revenue Service in a timely manner. In addition, the applicable withholding agent generally will be required to file information returns with the IRS reporting interest payments on the notes. Copies of the information returns may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

 FATCA

        The Foreign Account Tax Compliance Act, which we refer to as FATCA, generally currently applies to interest payments, and will apply to disposition proceeds paid after December 31, 2016, with respect to debt issued by a U.S. person. Under these rules, we or our paying agent (in its capacity as such) would be required to deduct and withhold a tax equal to 30% of any payments made on our obligations to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign institution or entity is acting as an intermediary), and any person having the control, receipt, custody, disposal, or payment of any gross proceeds of a sale or other disposition of our obligations would be required to deduct and withhold a tax equal to 30% of any such proceeds, unless (1) in the case of a foreign financial institution, such institution entered into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of notes of such institution (which includes certain equity and debt holders of notes of such institution, as well as certain account holders of notes that are foreign entities with U.S. owners), (2) in the case of a non-financial foreign entity, such entity provided the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity or (3) the payee was otherwise exempt from, or deemed compliant with, the requirements of FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Withholding under FATCA may be applicable even if payments on the notes are otherwise not subject to withholding. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on an investment in the notes.

 CERTAIN ERISA CONSIDERATIONS

        Each person considering the use of the assets of (1) a pension, profit-sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, (2) an individual retirement account, Keogh plan or other retirement plan, account or arrangement that is subject to Section 4975 of the Code, or (3) an entity such as a collective investment fund, partnership, separate account or insurance company general accounts whose underlying assets include the assets of such plans or accounts ((1), (2) and (3) are collectively referred to as the Plans, to purchase or hold the notes should consider whether an investment in the notes would be consistent with the documents and instruments governing the plan and with its fiduciary duties, including satisfaction of applicable prudence and diversification requirements, and whether the purchase or holding of the notes would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Each person considering the use of the assets of any other plan subject to federal, state, local or non-U.S. laws that are similar to Title I of ERISA or Section 4975 of the Code, which we refer to as Similar Laws, should consider whether the purchase or holding of the notes would violate any Similar Laws.

        Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "Plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA, or a loss of tax-exempt status and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

        The purchase or holding of the notes by or on behalf of a Plan with respect to which the Company, the underwriters, the trustee or any of their respective affiliates are or become a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the notes are purchased or held pursuant to and in accordance with an applicable exemption.

        Certain prohibited transaction class exemptions, or PTCEs, issued by the U.S. Department of Labor may provide exemptive relief for prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the entity that is the party in interest or disqualified person (i.e., the issuer of the notes, the underwriters or the trustee, as applicable) nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called "service provider exemption"). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

        Accordingly, the notes may not be purchased or held by any Plan or any entity whose underlying assets include "Plan assets" by reason of any Plan's investment in the entity or any person investing

"Plan assets" of any Plan, unless (1) such purchase or holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or (2) there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser or holder acquires its interest in the notes to the date on which the purchaser or holder disposes of its interest in the notes, such purchaser and holder, by its purchase or holding of the notes or any interest therein, (1) is not a Plan and its purchase and holding of the notes is not made on behalf of or with "Plan assets" of any Plan, or (2) if it is a Plan or its purchase and holding of the notes is made on behalf of or with "Plan assets" of a Plan, then (A) its purchase and holding of the notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) none of the Company, the underwriters, the trustee, nor any of their affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the notes nor have they provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the notes. Each purchaser and holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder, or on behalf of any governmental plan, church plan or foreign plan, will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), by its purchase or holding of the notes or any interest therein, that such purchase and holding does not violate any applicable Similar Laws.

        Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with "Plan assets" of any Plan (or on behalf of or with the assets of any plan subject to Similar Law) consult with their counsel regarding the relevant provisions of ERISA, the Code and any Similar Laws and the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption or basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a violation of any applicable Similar Laws.

        Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws. The sale of any notes to any Plan (or plan subject to Similar Laws) is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws), or that such an investment is appropriate for Plans (or plans subject to Similar Laws) generally or any particular Plan (or plan subject to Similar Laws).

UNDERWRITING

        We have entered into an underwriting agreement, dated June 22, 2015 (the "underwriting agreement") with the underwriters named below, for whom J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc. are acting as representatives (the "representatives"), with respect to the notes. The underwriting agreement provides that the obligations of the underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes if any of the notes are purchased.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$30,000,000
Keefe, Bruyette & Woods, Inc.	30,000,000

Total	$60,000,000

        Notes sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Discounts, Commissions and Expenses

        The following table shows the per note and total underwriting discounts and commissions we will pay the underwriters:

Per note	1.25%
Total	$750,000

        In addition, we estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be approximately $260,000.

Indemnification

        We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of these liabilities.

No Public Trading Market

        There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any national securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your notes at a particular time, or that the price you receive when you sell will be favorable.

Stabilization

        In connection with this offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing, or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because a representative has repurchased notes sold by or for the account of such underwriter in stabilizing or syndicate covering transactions. Stabilizing transactions and syndicate covering transactions, and together with the imposition of a penalty bid, may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Electronic Distribution

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their respective affiliates.

        Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or by any of their respective affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

        The underwriters and their respective affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

        In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") no offer of the Securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus has been made or will be made to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for such notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")), in connection with the issue or sale of the notes, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        Anything done in relation to the notes in, from or otherwise involving the United Kingdom, has been, and may only be done, in compliance with all applicable provisions of the FSMA.

 VALIDITY OF THE NOTES

        The validity of the notes offered hereby will be passed upon for us by Sherman & Howard L.L.C., Denver, Colorado. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

        The consolidated financial statements of CoBiz Financial Inc. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and the effectiveness of CoBiz Financial Inc.'s internal control over financial reporting as of December 31, 2014 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the notes being offered by this prospectus supplement. This prospectus supplement is a part of the registration statement, but the registration statement also contains additional information and exhibits.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the SEC. You can read and copy the proxy statement and reports filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC's Public Reference Room.

        Our filings with the SEC are also available from its Internet website at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Select Market and our reports can also be inspected at the offices of the Financial Industry Regulatory Authority, Inc. at 1735 K Street, N.W., Washington, DC 20006.

        The information in this prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision with respect to the notes.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC's rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the notes is completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

        We are incorporating by reference the following documents that we have previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  our Quarterly Report on Form 10-Q for the year ended March 31, 2015; and

  •
  our Current Report on Form 8-K filed on January 22, 2015 (solely with respect to Item 8.01), April 16, 2015 (solely with respect to Item 8.01), April 20, 2015 and June 19, 2015.

        We are also incorporating by reference into this prospectus supplement and the accompanying prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K and any related exhibits which are not deemed filed and is not incorporated by reference herein.

        Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated, or deemed to be incorporated, by reference in this prospectus supplement or the accompanying prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this prospectus supplement or the accompanying prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus supplement or the accompanying prospectus.

        We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from:

CoBiz Financial Inc.
821 Seventeenth Street
Denver, Colorado 80202
Attn: Corporate Secretary
Telephone: (303) 312-3400

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Rights

        We may offer from time to time common stock, preferred stock, depository shares, debt securities (which may be senior or subordinated debt securities), warrants and rights. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The aggregate initial offering price of all securities we sell under this prospectus will not exceed $100,000,000.

        The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "COBZ."

        You should read this prospectus and any prospectus supplement carefully before you purchase any of our securities.

        For a discussion of certain factors that should be considered before investing in our securities, you should carefully review "Risk Factors" beginning on page 3 and in the documents we file with the Securities and Exchange Commission that are incorporated by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a crime to make any representation to the contrary.

        These securities will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        We may sell securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. Our net proceeds from securities sales will be the initial public offering price minus any applicable underwriter's discount, agent's commission, and other offering expenses.

This prospectus is dated August 21, 2013.

i

 ABOUT THIS PROSPECTUS

        References in this prospectus to "CoBiz," "we," "us" or "our" refer to CoBiz Financial Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may sell any combination of common stock, preferred stock, depositary shares, debt securities, warrants or rights in one or more offerings up to a total dollar amount of $100,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.

        You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information About CoBiz" before you invest in our securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT COBIZ

        We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 S. Street N.E., Washington, D.C. 20549. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov and on our website at http://www.cobizfinancial.com. We have included the SEC's web address and our web address as inactive textual references only. Except as specifically incorporated by reference in this prospectus, information on those websites are not part of this prospectus.

        This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, or the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

        In addition, you may read our SEC filings at the offices of the Nasdaq Global Select Market which is located at 1735 K Street, N.W., Washington, D.C. 20006. Our SEC filings are available at the Nasdaq Global Select Market because our common stock is listed on the Nasdaq Global Select Market.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file with the SEC will automatically update and supersede the information in this prospectus.

ii

        We are incorporating by reference the following documents that we have previously filed with the SEC under file no. 001-15955:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  portions of our Proxy Statement filed on April 3, 2013 that have been incorporated by reference into our Annual Report on Form 10-K;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

  •
  our Current Reports on Form 8-K filed on January 17, 2013, April 18, 2013 (Item 8.01 only), May 17, 2013, May 31, 2013, July 10, 2013 (Item 8.01 only), and July 18, 2013 (Item 8.01 only);

  •
  the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on June 11, 1998 under the Securities Exchange Act of 1934, or the Exchange Act, and any subsequent amendments and reports filed to update such description.

        We are also incorporating by reference into this prospectus all of our filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made after the date of the initial registration statement and prior to the termination of the offering of the securities covered by this prospectus, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K or certain exhibits that are furnished pursuant to Item 9.01 of Form 8-K which are not deemed filed and are not incorporated by reference herein.

        You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

  CoBiz Financial Inc.
  821 Seventeenth Street
  Denver, Colorado 80202
  Attention: Lyne Andrich, Executive Vice President and Chief Financial Officer
  Telephone: (303) 293-2265

        You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus.

iii

 PROSPECTUS SUMMARY

        This summary highlights selected information about our company and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we will offer, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

CoBiz Financial Inc.

        We are a diversified financial holding company headquartered in Denver, Colorado. Through our subsidiary companies, we combine elements of personalized service found in community banks with sophisticated financial products and services traditionally offered by larger regional banks that we market to our targeted customer base of professionals, high-net-worth individuals and small to mid-sized businesses. At June 30, 2013, we had total assets of $2.7 billion, net loans of $2.0 billion and deposits of $2.0 billion. We were incorporated in Colorado on February 19, 1980.

        Our wholly owned subsidiary CoBiz Bank (the Bank) is a full-service business banking institution serving two markets, Colorado and Arizona. In Colorado, the Bank operates under the name Colorado Business Bank and has 12 locations, including nine in the Denver metropolitan area, one in Boulder and two in the Vail area. In Arizona, the Bank operates under the name Arizona Business Bank and has six locations serving the Phoenix metropolitan area and the surrounding area of Maricopa County. Each of the Bank's locations is led by a local president with substantial decision-making authority. We focus on attracting and retaining high-quality personnel by maintaining an entrepreneurial culture and a decentralized business approach. We centrally support our bank and fee-based businesses with back-office services from our downtown Denver offices.

        Our banking products are complemented by our fee-based business lines. Through a combination of internal growth and acquisitions, our fee-based business lines have grown to include employee benefits brokerage and consulting, insurance brokerage, investment banking and investment management services. We believe offering such complementary products allows us to both broaden our relationships with existing customers and attract new customers to our core business. In addition, we believe the fees generated by these services will increase our noninterest income and decrease our dependency on net interest income.

        Our executive offices are located at 821 Seventeenth Street, Denver, Colorado 80202, our telephone number is (303) 293-2265 and our website is www.cobizfinancial.com. Information on our website is not a part of this prospectus and is not incorporated by reference.

Recent Developments

        For recent developments regarding CoBiz, we refer you to our most recent and future filings under the Exchange Act and any prospectus supplements.

        You should read the entire prospectus and the documents incorporated by reference into this prospectus, including the risk factors, financial data and related notes, before making an investment decision.

The Securities We May Offer

        We may use this prospectus to offer up to $100,000,000 aggregate amount of securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in "Risk Factors." We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities.

        We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

        A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act.

  Common Stock

        We may sell our common stock, $.01 par value per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

  Preferred Stock; Depositary Shares

        We may sell shares of our preferred stock, $.01 par value per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

  Debt Securities

        Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

  Warrants

        We may sell warrants to purchase our debt securities, shares of common stock, shares of our preferred stock or our depositary shares. In a prospectus supplement, we will inform you of the exercise price and any other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

  Rights

        We may sell warrants to purchase our shares of common stock. In a prospectus supplement, we will inform you of the exercise price and any other specific terms of the rights, including whether our or your obligations, if any, under any rights may be satisfied by delivering or purchasing the underlying securities or their cash value.

 RISK FACTORS

        Before you invest in our securities, you should be aware that there are various risks associated with investing in CoBiz, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus or any prospectus supplement or incorporated by reference into this prospectus before you decide to purchase our securities. If any of the events described in the following risks or in the other information included in this prospectus or any prospectus supplement or incorporated by reference into this prospectus actually occur, our business, financial condition and operating results could be materially adversely affected, and you could lose all or part of your investment.

Our business may be adversely affected by the highly regulated environment in which we operate.

        We are subject to extensive federal and state regulation, supervision and examination. Banking regulations are primarily intended to protect depositors' funds, Federal Deposit Insurance Corporation (FDIC) funds, customers and the banking system as a whole, rather than stockholders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things.

        As a financial holding company, we are subject to regulation and supervision primarily by the Federal Reserve. The Bank, as Colorado-chartered bank, is subject to regulation and supervision by the Colorado Division of Banking. We undergo periodic examinations by these regulators, which have extensive discretion and authority to prevent or remedy unsafe or unsound practices or violations of law by banks and financial service holding companies.

        The primary federal and state banking laws and regulations that affect us are described in our Annual Report on Form 10-K for the year ended December 31, 2012 under the section captioned "Supervision and Regulation," which is incorporated herein by reference. These laws, regulations, rules, standards, policies and interpretations are constantly evolving and may change significantly over time. Such changes, including changes regarding interpretations and implementation, could affect us in substantial and unpredictable ways and could have a material adverse effect on our business, financial condition and results of operations. Further, such changes could subject us to additional costs, limit the types of financial services and products we may offer, and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with applicable laws, regulations or policies could result in sanctions by regulatory agencies, civil monetary penalties, and/or damage to the our reputation, which could have a material adverse effect on our business, financial condition and results of operations. The policies of the Federal Reserve also have a significant impact on us. Among other things, the Federal Reserve's monetary policies directly and indirectly influence the rate of interest earned on loans and paid on borrowings and interest-bearing deposits, and can also affect the value of financial instruments we hold and the ability of borrowers to repay their loans, which could have a material adverse effect on our business, financial condition and results of operations.

Certain actions by the U.S. Federal Reserve could cause a flattening of the yield curve, which could adversely affect our business, financial condition and results of operations.

        In September 2011, the U.S. Federal Reserve announced "Operation Twist," which was a program under which it initially intended to purchase, through the end of June 2012, $400 billion of U.S. Treasury securities with remaining maturities between six and 30 years and sell an equal amount of U.S. Treasury securities with remaining maturities of three years or less. In June 2012, it was announced that the Federal Open Market Committee had decided to continue the program through the end of 2012. The intent of Operation Twist was to put downward pressure on longer-term interest rates, which has resulted in a flattening of the yield curve and which may result in increased prepayment rates on our investment portfolio and a lower yield on our loan portfolio due to lower long-term interest rates, both of which would lead to a narrowing of our net interest margin. Consequently, Operation Twist and any other future securities purchase programs of the U.S. Federal Reserve could materially adversely affect our business, financial condition, results of operations.

Difficult conditions in the financial services markets have adversely affected the business and results of operations of the Company.

        Dramatic declines in the housing and commercial real estate market, with falling home prices and increasing foreclosures and unemployment, have resulted in significant write-downs of asset values by financial institutions, including government-sponsored entities and major commercial and investment banks. These write-downs have caused many financial institutions to seek additional capital, to merge with larger and stronger institutions and, in some cases, to fail. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers including other financial institutions. The Company has historically used federal funds purchased as a short-term liquidity source and, while the Company continues to actively use this source, further credit tightening in the market could reduce funding lines available to the Company. This market turmoil and tightening of credit have led to an increased level of commercial and consumer delinquencies, lack of consumer confidence, increased market volatility and widespread reduction of general business activity.

Weakness in the economy and in the real estate market, including specific weakness within the markets where our banks do business, has adversely affected us and may continue to adversely affect us.

        In general, all of our business segments were negatively impacted by market conditions in 2009-2011. During that period, there was a downturn in the real estate market, a slow-down in construction and an oversupply of real estate for sale. While the overall economy and the business of the Company has begun to recover, any additional softening in our real estate markets could hurt our business as a majority of our loans are secured by real estate. Real estate values and real estate markets are generally affected by changes in national, regional or local economic conditions, fluctuations in interest rates and the availability of loans to potential purchasers, changes in tax laws and other governmental statutes, regulations and policies and acts of nature.

        Substantially all of our real property collateral is located in Arizona and Colorado. Declines in real estate prices would reduce the value of real estate collateral securing our loans. Our ability to recover on defaulted loans by foreclosing and selling the real estate collateral would then be further diminished, and we would be more likely to suffer losses on defaulted loans.

        Our Insurance segment's revenues have been adversely affected by a continued soft premium market for property and casualty insurance; volatility in the broader equity market has negatively impacted Wealth Management earnings; and Investment Banking transactions have been curtailed due to market uncertainty and valuation issues.

        Continued weakness could have a material adverse effect on our business, financial condition, results of operations and cash flows and on the market for our common stock.

Our allowance for loan losses may not be adequate to cover actual loan losses.

        As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the lending business and could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectability of our loan portfolio and provide an allowance for potential losses based on a number of factors. If our assumptions are wrong, our allowance for loan losses may not be sufficient to cover our losses, thereby having an adverse effect on our operating results, and may cause us to increase the allowance in the future. In addition, we intend to increase the number and amount of loans we originate, and we cannot guarantee that we will not experience an increase in delinquencies and losses as these loans continue to age, particularly if the economic conditions in Colorado and Arizona further deteriorate. The actual amount of future provisions for loan losses cannot be determined at any specific point in time and may exceed the amounts of past provisions. Additions to our allowance for loan losses would decrease our net income.

Our commercial real estate and construction loans are subject to various lending risks depending on the nature of the borrower's business, its cash flow and our collateral.

        Our commercial real estate loans involve higher principal amounts than other loans, and repayment of these loans may be dependent on factors outside our control or the control of our borrowers. Repayment of commercial real estate loans is generally dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service. Rental income may not rise sufficiently over time to meet increases in the loan rate at repricing or increases in operating expenses, such as utilities and taxes. As a result, impaired loans may be more difficult to identify without some seasoning. Because payments on loans secured by commercial real estate often depend upon the successful operation and management of the properties, repayment of such loans may be affected by factors outside the borrower's control, such as adverse conditions in the real estate market or the economy or changes in government regulation. If the cash flow from the property is reduced, the borrower's ability to repay the loan and the value of the security for the loan may be impaired.

        Repayment of our commercial loans is often dependent on cash flow of the borrower, which may be unpredictable, and collateral securing these loans may fluctuate in value. Generally, this collateral is accounts receivable, inventory, equipment or real estate. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers. Other collateral securing loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.

        Our construction loans are based upon estimates of costs to construct and the value associated with the completed project. These estimates may be inaccurate due to the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property making it relatively difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. As a result, construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest. Delays in completing the project may arise from labor problems, material shortages and other unpredictable contingencies. If the estimate of construction costs is inaccurate, we may be required to advance additional funds to complete construction. If our appraisal of the value of the completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project.

Our consumer loans generally have a higher risk of default than our other loans.

        Consumer loans entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of damage, loss or depreciation. The remaining deficiency often does not warrant further collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

We may not realize our deferred income tax assets. In addition, our built in losses could be substantially limited if we experience an ownership change as defined in the Internal Revenue Code.

        The Company may experience negative or unforeseen tax consequences. We review the probability of the realization of our net deferred tax assets each period based on forecasts of taxable income. This review uses historical results, projected future operating results based upon approved business plans, eligible carryforward and carryback periods, tax-planning opportunities and other relevant considerations. Adverse changes in the profitability and financial outlook in the U.S. and our industry may require the creation of an additional valuation allowance to reduce our net deferred tax assets. Such changes could result in material non-cash expenses in the period in which the changes are made and could have a material adverse impact on the Company's results of operations and financial condition.

        In addition, the benefit of our built-in losses would be reduced if we experience an "ownership change," as determined under Internal Revenue Code Section 382 (Section 382). A Section 382 ownership change occurs if a stockholder or a group of stockholders who are deemed to own at least 5% of our common stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of built-in losses we can use to reduce our taxable income equal to the product of the total value of our outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit.

        While the complexity of Section 382's provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if an ownership change were to occur, the annual limit Section 382 may impose could result in a limitation of the annual deductibility of our built-in losses.

The value of securities in our investment securities portfolio may be negatively affected by disruptions in securities markets.

        The market for some of the investment securities held in our portfolio has been volatile. Market conditions may negatively affect the value of securities. There can be no assurance that the declines in market value associated with these disruptions will not result in other-than-temporary impairments of these assets, which would lead to accounting charges that could have a material adverse effect on our net income and capital levels.

The Company may be adversely affected by the soundness of other financial institutions.

        Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships. The Company has exposure to many different industries and counterparties, and routinely executes transactions with counterparties in the financial services industry including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose the Company to credit risk in the event of a default by a counterparty or client. In addition, the Company's credit risk may be exacerbated when the collateral held by the Company cannot be realized or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to the Company. Any such losses could have a material adverse affect on the Company's financial condition and results of operations.

Supervisory guidance on commercial real estate concentrations could restrict our activities and impose financial requirements or limitations on the conduct of our business.

        The Office of the Comptroller of the Currency, the Federal Reserve Board and the FDIC finalized joint supervisory guidance in 2006 on sound risk management practices for concentrations in commercial real estate lending. The guidance is intended to help ensure that institutions pursuing a significant commercial real estate lending strategy remain healthy and profitable while continuing to serve the credit needs of their communities. The agencies are concerned that rising commercial real estate loan concentrations may expose institutions to unanticipated earnings and capital volatility in the event of adverse changes in commercial real estate markets. The guidance reinforces and enhances existing regulations and guidelines for safe and sound real estate lending. The guidance provides supervisory criteria, including numerical indicators to assist in identifying institutions with potentially significant commercial real estate loan concentrations that may warrant greater supervisory scrutiny. The guidance does not limit banks' commercial real estate lending, but rather guides institutions in developing risk management practices and levels of capital that are commensurate with the level and nature of their commercial real estate concentrations. Lending and risk management practices of the Company will be taken into account in supervisory evaluation of capital adequacy. Our commercial real estate portfolio at December 31, 2012, did not meet the definition of commercial real estate concentration as set forth in the final guidelines. If the Company is considered to have a concentration in the future and our risk management practices are found to be deficient, it could result in increased reserves and capital costs.

To the extent that any of the real estate securing our loans becomes subject to environmental liabilities, the value of our collateral will be diminished.

        In certain situations, under various federal, state and local environmental laws, ordinances and regulations as well as the common law, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property or damage to property or personal injury. Such laws may impose liability whether or not the owner or operator was responsible for the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures by one or more of our borrowers. Such laws may be amended so as to require compliance with stringent standards which could require one or more of our borrowers to make unexpected expenditures, some of which could be substantial. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. One or more of our borrowers may be responsible for such costs which would diminish the value of our collateral. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of the cash flow of one or more of our borrowers, which would diminish the ability of any such borrowers to repay our loans.

Changes in interest rates may affect our profitability.

        Our profitability is, in part, a function of the spread between the interest rates earned on investments and loans, and the interest rates paid on deposits and other interest-bearing liabilities. Our net interest spread and margin will be affected by general economic conditions and other factors, including fiscal and monetary policies of the federal government, that influence market interest rates and our ability to respond to changes in such rates. At any given time, our assets and liabilities structures are such that they are affected differently by a change in interest rates. As a result, an increase or decrease in interest rates, the length of loan terms or the mix of adjustable and fixed-rate loans in our portfolio could have a positive or negative effect on our net income, capital and liquidity. We have traditionally managed our assets and liabilities in such a way that we have a positive interest rate gap. As a general rule, banks with positive interest rate gaps are more likely to be susceptible to declines in net interest income in periods of falling interest rates and are more likely to experience increases in net interest income in periods of rising interest rates. In addition, an increase in interest rates may adversely affect the ability of some borrowers to pay the interest on and principal of their loans.

Our fee-based businesses are subject to quarterly and annual volatility in their revenues and earnings.

        Our fee-based businesses have historically experienced, and are likely to continue to experience, quarterly and annual volatility in revenues and earnings. With respect to our investment banking services segment, Green Manning & Bunch, Ltd., the delay in the initiation or the termination of a major new client engagement, or any changes in the anticipated closing date of client transactions can directly affect revenues and earnings for a particular quarter or year. With respect to our insurance segment, CoBiz Insurance Inc. and CoBiz Insurance-Employee Benefits, our revenues and earnings also can experience quarterly and annual volatility, depending on the timing of the initiation or termination of a major new client engagement. With respect to our investment advisory business, our revenues and earnings are dependent on the value of our assets under management, which in turn are heavily dependent upon general conditions in debt and equity markets. Any significant volatility in debt or equity markets are likely to directly affect revenues and earnings of CoBiz Investment Management, LLC for a particular quarter or year. In addition, a substantial portion of the revenues and earnings of our wealth management segment are often generated during our fourth quarter as many of their clients seek to finalize their wealth transfer and estate plans by year end.

We rely heavily on our management, and the loss of any of our senior officers may adversely affect our operations.

        Consistent with our policy of focusing growth initiatives on the recruitment of qualified personnel, we are highly dependent on the continued services of a small number of our executive officers and key employees. The loss of the services of any of these individuals could adversely affect our business, financial condition, results of operations and cash flows. The failure to recruit and retain key personnel could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business and financial condition may be adversely affected by competition.

        The banking business in the Denver and Phoenix metropolitan areas is highly competitive and is currently dominated by a number of large regional and national financial institutions. In addition to these regional and national banks, there are a number of smaller commercial banks that operate in these areas. We compete for loans and deposits with banks, savings and loan associations, finance companies, credit unions, and mortgage bankers. In addition to traditional financial institutions, we also compete for loans with brokerage and investment banking companies, and governmental agencies that make available low-cost or guaranteed loans to certain borrowers. Particularly in times of high interest rates, we also face significant competition for deposits from sellers of short-term money market securities and other corporate and government securities.

        By virtue of their larger capital bases or affiliation with larger multibank holding companies, many of our competitors have substantially greater capital resources and lending limits than we have and perform other functions that we offer only through correspondents. Interstate banking and unlimited state-wide branch banking are permitted in Colorado and Arizona. As a result, we have experienced, and expect to continue to experience, greater competition in our primary service areas. Our business, financial condition, results of operations and cash flows may be adversely affected by competition, including any increase in competition. Moreover, recently enacted and proposed legislation has focused on expanding the ability of participants in the banking and thrift industries to engage in other lines of business. The enactment of such legislation could put us at a competitive disadvantage because we may not have the capital to participate in other lines of business to the same extent as more highly capitalized financial service holding companies.

We may be required to make capital contributions to the Bank if it becomes undercapitalized.

        Under federal law, a financial holding company may be required to guarantee a capital plan filed by an undercapitalized bank subsidiary with its primary regulator. If the subsidiary defaults under the plan, the holding company may be required to contribute to the capital of the subsidiary bank in an amount equal to the lesser of 5% of the Bank's assets at the time it became undercapitalized or the amount necessary to bring the Bank into compliance with applicable capital standards. Therefore, it is possible that we will be required to contribute capital to our subsidiary bank or any other bank that we may acquire in the event that such bank becomes undercapitalized. If we are required to make such capital contribution at a time when we have other significant capital needs, our business, financial condition, results of operations and cash flows could be adversely affected.

We continually encounter technological change, and we may have fewer resources than our competitors to continue to invest in technological improvements.

        The financial services industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience, as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources to invest in technological improvements. We cannot assure that we will be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

An interruption in or breach in security of our information systems, including the occurrence of a cyber incident or a deficiency in our cybersecurity may result in a loss of customer business or damage to our brand image.

        We rely heavily on communications and information systems to conduct our business. Any failure, interruption or cyber incident of these systems could result in failures or disruptions in our customer relationship management, general ledger, deposits, and servicing or loan origination systems. A cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to information systems to disrupt operations, corrupt data, or steal confidential information. The occurrence of any failures, interruptions or cyber incidents could result in a loss of customer business and have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to restrictions on the ability to pay dividends to and repurchase shares of common stock because of our participation in the Small Business Lending Fund (SBLF) program.

        Under the terms of the securities purchase agreement between us and the Treasury in connection with the SBLF transaction, our ability to pay dividends on or repurchase our common stock is subject to a limit requiring us generally not to reduce our Tier 1 capital from the level on the SBLF closing date by more than 10%. If we fail to pay an SBLF dividend, there are further restrictions on our ability to pay dividends on or repurchase our common stock. In addition, if the Company's qualified small business lending does not increase over its initial baseline, the dividend rate on our Series C Preferred Stock may increase.

We are subject to significant government regulation, and any regulatory changes may adversely affect us.

        The banking industry is heavily regulated under both federal and state law. These regulations are primarily intended to protect customers, not our creditors or shareholders. As a financial holding company, we are also subject to extensive regulation by the Federal Reserve Board, in addition to other regulatory and self-regulatory organizations. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of such changes, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

        All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "except", "intend", "estimate", "anticipate", "believe", "plan", "intend" or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurances that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus.

USE OF PROCEEDS

        We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

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  increase capitalization of the bank to support continued growth of loan and lease portfolio;

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  reducing or refinancing existing debt;

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  financing of potential investments and acquisitions;

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  capital expenditures;

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  working capital;

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  stock repurchases; and

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  other purposes as described in any prospectus supplement.

        Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as indicated in a prospectus supplement, allocations of the proceeds to specific purposes will not have been made at the date of that prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

		Six months ended June 30, 2013	Year ended December 31,
			2012	2011	2010	2009	2008
Ratios
	Ratio of earnings (as defined) to fixed charges:
[A] / [C]	Excluding interest on deposits	4.63	3.40	2.08	N/A	N/A	1.01
[B] / [D]	Including interest on deposits	3.46	2.62	1.73	N/A	N/A	1.00

	Dollar amount of deficiency if ratio is less than 1.0	—	—	—	$(19,645)	$(99,382)	—

        For the purpose of computing the ratio of earnings to fixed charges, earnings represent income from continuing operations before taxes, minority interests and equity in undistributed earnings of unconsolidated subsidiaries, plus fixed charges. Fixed charges include all interest expense (excluding interest on deposits), one-third of rental expense (which represents an appropriate interest factor), junior subordinated debentures expense, preferred stock dividends and amortization of debt issuance costs. These ratios are presented both including and excluding interest on deposits. For additional information regarding the calculation of the ratio of earnings to fixed charges, please see Exhibit 12 to the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

        General.    The following description summarizes the material provisions of our common stock. This description is not complete, and is qualified in its entirety by reference to the provisions of our Amended and Restated Articles of Incorporation, or the articles, and our Amended and Restated Bylaws, or the bylaws, as well as the Colorado Business Corporation Act, or the Act. Our articles and bylaws are, and any amendments to them will be, incorporated by reference in the registration statement of which this prospectus is a part.

        Authorized and Outstanding Shares.    We have authorized 50,000,000 shares of common stock, $.01 par value per share, of which 40,286,578 shares were issued and outstanding as of August 2, 2013.

        Market.    Our common stock is traded on the Nasdaq Global Select Market under the symbol "COBZ". All of the outstanding shares of common stock are, and any common stock issued and sold under this prospectus will be, validly issued, fully paid and nonassessable.

        Voting Rights.    Each holder of our common stock is entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote; shareholders may not cumulate votes for the election of directors.

        Dividends.    Subject to the preferences accorded to the holders of outstanding shares of our preferred stock, if any, holders of common stock are entitled to dividends at such times and in such amounts as our board of directors may determine. The payment of dividends is subject to limitations imposed by the Act. Our ability to pay cash dividends in the future largely depends on the amount of cash dividends paid to us by the bank and our other operating subsidiaries. Capital distributions, including dividends, by the bank are subject to federal and state regulatory restrictions tied to the bank's earnings and capital.

        Liquidation; Dissolution.    In the event we dissolve, liquidate or wind-up, after payment of    debts and expenses and payment of the liquidation preference, plus any accrued dividends on any outstanding shares of our preferred stock, the holders of common stock will be entitled to receive all of our remaining assets ratably in proportion to the number of shares held by them.

        Preemptive Rights.    Holders of shares of our common stock have no preemptive, subscription, conversion or redemption rights and are not subject to further calls or assessments, or rights of redemption.

        Transfer Agent.    The Transfer Agent and Registrar for our Common Stock is Computershare Investor Services.

 DESCRIPTION OF PREFERRED STOCK

        General.    We have authorized 2,000,000 shares of preferred stock, $.01 par value per share, of which 57,366 shares were issued and outstanding as of August 2, 2013. Our board of directors has the authority to (or may direct a board committee to), without approval of the shareholders, issue shares of preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. The shares of preferred stock, when issued and sold, will be validly issued, fully paid and nonassessable.

        The number of shares and all of the relative rights, preferences and limitations of the respective series of preferred stock authorized by the board of directors (or a committee established by the board of directors) will be described in the applicable prospectus supplement. The terms of particular series of preferred stock may differ, among other things, in:

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  designation;

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  number of shares that constitute the series;

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  dividends (which may be cumulative or noncumulative), the dividend rate, or the method of calculating the dividend rate;

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  dividend periods, or the method of calculating the dividend periods;

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  redemption provisions, including whether, on what terms and at what prices the shares will be subject to redemption at our option and whether a sinking fund will be established;

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  voting rights;

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  preferences and rights upon liquidation or winding up;

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  whether and on what terms the shares will be convertible into or exchangeable for shares of any other class, series or security of ours or any other corporation or any other property;

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  for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock;

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  whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent; and

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  the other rights and privileges and any qualifications, limitations or restrictions of those rights or privileges.

        Each series of preferred stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up:

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  junior to any series of our capital stock expressly stated to be senior to that series of preferred stock;

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  senior to our common stock and any class of our capital stock expressly stated to be junior to that series of preferred stock; and

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  on a parity with each other series of preferred stock and all other classes of our capital stock.

        Dividends.    If described in the applicable prospectus supplement, we will pay cumulative cash dividends to the holders of preferred stock, when and as declared by the board of directors or the committee, out of funds legally available for payment. The prospectus supplement will detail the annual rate of dividends or the method or formula for determining or calculating them, and the payment dates and payment periods for dividends. The board of directors or the committee will fix a record date for the payment of dividends. We will pay dividends on the preferred stock to the holders of record on that record date.

        We will not declare, pay or set aside for payment any dividends on any preferred stock ranking on a parity as to payment of dividends with the preferred stock unless we declare, pay or set aside for payment dividends on all the outstanding shares of preferred stock for all dividend payment periods ending on or before the dividend payment date for that parity stock.

        Unless we have paid the full cumulative dividends on the outstanding shares of preferred stock, we may not take any of the following actions with respect to our common stock or any other preferred stock ranking junior or on parity with the preferred stock as to dividend payments:

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  declare, pay or set aside for payment any dividends, other than dividends payable in our common stock;

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  make other distributions;

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  redeem, purchase or otherwise acquire our common stock or junior preferred stock for any consideration; or

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  make any payment to or available for a sinking fund for the redemption of our common stock or junior preferred stock.

        Redemption.    The prospectus supplement will indicate whether, and on what terms, shares of any series of preferred stock will be subject to mandatory redemption or sinking fund provision. The prospectus supplement will also indicate whether, and on what terms, including the date on or after which redemption may occur, we may redeem shares of a series of the preferred stock.

        Liquidation Rights.    In the event we liquidate, dissolve or wind up our affairs, the holders of shares of preferred stock will be entitled to receive, out of our assets available for distribution to stockholders, liquidating distributions in an amount equal to the stated value per share of preferred stock, as described in the applicable prospectus supplement, plus accrued and accumulated but unpaid dividends to the date of final distribution, before any distribution is made to holders of:

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  any class or series of capital stock ranking junior to the preferred stock as to rights upon liquidation, dissolution or winding up; or

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  our common stock.

        However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our securities ranking senior as to rights upon liquidation, dissolution or winding up. Neither a consolidation or merger in which we participate with or into another corporation nor a merger of another corporation with or into us nor a sale or transfer of all or part of our assets for cash or securities will be considered a liquidation, dissolution or winding up.

        If, upon our liquidation, dissolution or winding up, our assets then distributable are insufficient to pay in full the amounts payable with respect to the preferred stock and any other preferred stock ranking on parity with the preferred stock as to rights upon liquidation, dissolution or winding up, the holders of the preferred stock and of that other preferred stock will share ratably in any distribution in proportion to the full respective preferential amounts to which they are entitled. After we have paid the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of assets.

        Voting Rights.    Unless otherwise determined by our board of directors and indicated in the prospectus supplement, holders of the preferred stock will not have any voting rights except as from time to time required by law.

 DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer fractional shares or some multiple of shares of preferred stock, rather than individual shares of preferred stock. If we choose to do so, we will issue depositary receipts for depositary shares, each of which will represent a fraction or a multiple of a share of a particular series of preferred stock as described below.

        The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of deposit agreement, including the form of depositary receipt relating to the depositary shares, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depositary shares being offered.

        General.    The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a bank or trust company we select, with its principal executive office in the United States and a combined capital and surplus of at least $50,000,000, as depositary, which we refer to as the preferred stock depositary, and the holders from time to time of depositary receipts issued under the agreement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction or multiple of a share of preferred stock represented by that depositary share, to all the rights and preferences of the preferred stock represented by that depositary share, including dividend, voting and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of the related series of preferred stock. Immediately following the issuance of shares of a series of preferred stock, we will deposit those shares with the preferred stock depositary, which will then issue and deliver the depositary receipts to the purchasers. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Dividends and Other Distributions.    The preferred stock depositary will distribute all cash dividends or other cash distributions received on the related series of preferred stock to the record holders of depositary receipts relating to those series in proportion to the number of the depositary shares evidenced by depositary receipts those holders own.

        If we make a distribution other than in cash, the preferred stock depositary will distribute the property it receives to the record holders of depositary receipts in proportion to the number of depositary shares evidenced by depositary receipts those holders own, unless the preferred stock depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds to the holders in proportion to the number of depositary shares evidenced by depositary receipts they own.

        The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

        Conversion and Exchange.    If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

        Voting the Preferred Stock.    Upon receiving notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of the meeting to the record holders of the depositary receipts relating to that series of preferred stock. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the related series of preferred stock, may instruct the preferred stock depositary how to exercise his or her voting rights. The preferred stock depositary will endeavor, insofar as practicable, to vote or cause to be voted the maximum number of whole shares of the preferred stock represented by those depositary shares in accordance with those instructions received sufficiently in advance of the meeting, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting shares of the preferred stock for which it does not receive specific instructions from the holder of the depositary shares representing them.

        Redemption of Depositary Shares.    Depositary shares will be redeemed from any proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the series of the preferred stock represented by those depositary shares. The redemption price per depositary share will equal the applicable fraction or multiple of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock that we redeem. If less than all the depositary shares will be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the preferred stock depositary.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

        Amendment and Termination of the Deposit Agreement.    We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate after there has been a final distribution on the related series of preferred stock in connection with our liquidation, dissolution or winding up and that distribution has been made to the holders of depositary shares or all of the depositary shares have been redeemed.

        Charges of Preferred Stock Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the preferred stock depositary in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of preferred stock by holders of depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary shares will pay other transfer and other taxes and governmental charges and the other charges expressly provided in the deposit agreement to be for their accounts.

        Corporate Trust Office of Preferred Stock Depositary.    The preferred stock depositary's corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

        Resignation and Removal of Preferred Stock Depositary.    The preferred stock depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. A successor must be appointed by us within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

        Reports to Holders.    We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares.

        Inspection by Holders.    Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person's interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF DEBT SECURITIES

        We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, any senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        The debt securities will be issued under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement. The indentures are substantially identical except for the subordination provisions described below under "Subordinated Debt Securities" in this "Description of the Debt Securities." This summary refers to both indentures as the "indenture."

        We have summarized the general terms and provisions of the indenture below. The summary is not complete. The form of indenture for senior indebtedness and indenture for subordinated indebtedness have filed as exhibits to the registration statement of which this prospectus is a part and you should read the indentures for provisions that may be important to you. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

  General.

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

        We can issue an unlimited amount of debt securities under the indenture. The debt securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

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  the title of the debt securities;

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  the price or prices, expressed as a percentage of the principal amount, at which we will sell the debt securities;

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  whether the debt securities will be senior or subordinated;

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  any subordination provisions, if different from those described below under "Subordinated Debt Securities";

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, premium and interest on the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        In addition, the indenture does not limit our ability to issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        Transfer and Exchange.    Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company ("DTC"), as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve Board System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of its direct participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc.

        Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, and banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security

(with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. CoBiz, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

        No Protection in the Event of a Change of Control.    Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection, such as acceleration, in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

        Covenants.    We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

        Consolidation, Merger and Sale of Assets.    We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than CoBiz) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

  Events of Default.

        Event of default means, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of or premium on any debt security of that series when due and payable;

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  default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization of our company; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under "Subordinated Debt Securities." At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

        Modification and Waiver.    We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

  Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

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  depositing with the trustee money or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of our independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

        The Trustee.    We will pay compensation to the trustee for its services as we and the trustee may agree in writing from time to time. We will also reimburse all reasonable out-of-pocket expenses incurred by the trustee, including compensation and expenses of the trustee's agents and counsel.

        We will indemnify the trustee against liability, loss and expense incurred by it in the performance of its duties under the indenture, except for those incurred as a result of the trustee's negligence or bad faith.

        The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

        The trustee is permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

        Subordinated Debt Securities.    Payment on the subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

        Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default.

        We may not make any payment on the subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

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  a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a "payment default"); or

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  a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and

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  the trustee receives a notice of such default (called a "payment blockage notice") from us or any other person permitted to give such notice under the indenture (called a "non-payment default").

        We may resume payments and distributions on the subordinated debt securities:

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  in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

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  in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

        No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

        If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on the subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

        In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

        We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the subordinated debt securities. The trustee's claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

  Certain Definitions.

        "indebtedness" means:

          (1)   all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

          (2)   all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers' acceptances;

          (3)   all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

          (4)   all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

          (5)   all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;

          (6)   all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

          (7)   any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

          (8)   any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

        "senior indebtedness" means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

  •
  indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

  •
  our indebtedness to any of our majority-owned subsidiaries.

        Governing Law.    The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock, depositary shares and debt securities. Warrants may be issued separately or together with common stock, preferred stock, depositary shares or debt securities offered by any prospectus supplement and may be attached to or separate from such common stock, preferred stock, depositary shares or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.

        This section describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

        General.    The applicable prospectus supplement will describe the terms of the warrants and applicable warrant agreement, including the following, where applicable:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of warrants offered and the aggregate number of warrants outstanding as of the most practicable date;

  •
  the designation and terms of the debt securities, common stock, preferred stock or depositary shares, if any, purchasable upon exercise of the warrants;

  •
  the designation and terms of the debt securities, common stock, preferred stock or depositary shares, if any, with which the warrants are issued and the number of warrants issued with each of these securities;

  •
  the date after which the warrants and any debt securities, common stock, preferred stock or depositary shares, if any, issued with the warrants will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

  •
  the dates on which the right to exercise the warrants begins and expires;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  whether the warrants represented by warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  information with respect to any book-entry procedures;

  •
  the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

  •
  a discussion of certain United States federal income tax considerations;

  •
  any anti-dilution provisions of the warrants;

  •
  any redemption or call provisions applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock, depositary shares or common stock, holders of such warrants will not have any rights of holders of the preferred stock, depositary shares or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock, depositary shares or common stock purchasable upon such exercise or to exercise any applicable right to vote.

        Exercise of Warrants.    Each warrant will entitle the holder to purchase such principal amount of debt securities or shares of common stock, preferred stock or depositary shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

        Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the common stock, preferred stock, depositary shares or debt securities, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock, preferred stock, depositary shares or debt securities, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

        Amendments and Supplements to Warrant Agreements.    The warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants.

        Warrant Adjustments.    Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock, preferred stock or depositary shares covered by, a stock warrant are subject to adjustment in certain events, including:

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  the issuance of a stock dividend to the holders of common stock, preferred stock or depositary shares, respectively;

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  a combination, subdivision or reclassification of common stock, preferred stock or depositary shares, respectively; and

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  any other event described in the applicable prospectus supplement.

        In lieu of adjusting the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of CoBiz as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock, preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

        We may issue rights for the purchase of common stock. Rights may be issued separately or together with common stock offered by any prospectus supplement and may be attached to or separate from such common stock. The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. The prospectus supplement also will state whether any of the terms summarized below do not apply to the rights being offered.

        General.    We may distribute rights, which may or may not be transferable, to the holders of our common stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock for every share of our common stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

        Exercise Price.    Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial services companies. The subscription price may or may not reflect the actual or long-term fair value of the common stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock subject to the rights will be more or less than the right's exercise price during the term of the rights or after the rights expire.

        Exercising Rights; Fees and Expenses.    The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

        Expiration of Rights.    The prospectus supplement will set forth the expiration date and time ("Expiration Date") for exercising rights. If holders of subscription rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value. We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

        Withdrawal and Termination.    We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

        Rights of Subscribers.    Holders of rights will have no rights as shareholders with respect to the shares of common stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

        Regulatory Limitations.    We will not be required to issue any person or group of persons shares of our common stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

        Standby Agreements.    We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

 PLAN OF DISTRIBUTION

        We may sell our securities from time to time to investors directly or through agents or pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.

        We may sell the securities:

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  through one or more underwriters or dealers;

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  directly to purchasers;

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  through agents; and

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  through a combination of any of these methods of sale.

        We may distribute the securities from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  prices related to the prevailing market prices; or

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  negotiated prices.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        In connection with the offering of certain offered securities, certain persons participation in such offering may engage in transactions that stabilize, maintain or otherwise affect the market prices of such offered securities of our other securities, including stabilizing transactions, syndicate covering transactions and the imposition of penalty bids.

        The underwriters, dealers or agents and their associates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

 LEGAL MATTERS

        The validity of the securities we are offering will be passed upon for us by Sherman & Howard L.L.C., Denver, Colorado.

EXPERTS

        The consolidated financial statements as of December 31, 2012, and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of Crowe Horwath LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated balance sheet as of December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for the years ended December 31, 2011 and 2010 (the 2011 and 2010 consolidated statements of operations before the effects of the retrospective adjustments for discontinued operations) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the retrospective adjustments for discontinued operations) which is incorporated by reference. The retrospective adjustments to the 2011 and 2010 consolidated statements of operations have been audited by Crowe Horwath LLP. The 2011 and 2010 consolidated financial statements have been so incorporated in reliance upon the reports of Deloitte & Touche LLP and Crowe Horwath LLP given upon their authority as experts in accounting and auditing.

        Such financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

$60,000,000

5.625% Fixed to Floating Rate Subordinated Notes due June 25, 2030

PROSPECTUS SUPPLEMENT

June 22, 2015

J.P. Morgan	Keefe, Bruyette & Woods A Stifel Company